UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KNOWLES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Knowles Corporation

1151 Maplewood Drive

Itasca, Illinois 60143

www.knowles.com

Notice of Annual Meeting of Stockholders

March 13, 2015

Dear Fellow Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders at the offices of Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603 on Tuesday, May 5, 2015 at 1:00 p.m. local time, to be held for the following purposes:

1.	To elect three Class II directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve the performance measures under the Knowles Corporation Executive Officer Annual Incentive Plan;

5.	To approve the performance measures under the Knowles Corporation 2014 Equity and Cash Incentive Plan; and

6.	To transact other business that may properly come before the meeting or any postponement or adjournment thereof.

All holders of record at the close of business on March 9, 2015 are entitled to vote at the meeting or any postponement or adjournment thereof. Your vote is very important. Whether or not you plan to attend the meeting, we urge you to review the proxy materials and vote your shares as soon as possible. You may submit your proxy (1) by mail using a traditional proxy card, (2) by telephone at 1-800-690-6903 or (3) through the internet at www.proxyvote.com.

By authority of the Board of Directors,

THOMAS G. JACKSON

Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 5, 2015.

The Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at investor.knowles.com.

PROXY STATEMENT

i

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement to our Stockholders in connection with the solicitation of proxies by the Board of Directors for use at our Annual Meeting of Stockholders (the “Meeting”). We are mailing the Notice of Meeting and this Proxy Statement beginning on or about March 13, 2015.

Date, Place and Time of Meeting

The 2015 Annual Meeting of Stockholders will be held at the offices of Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603 on Tuesday, May 5, 2015 at 1:00 p.m. local time.

Record Date

The record date for determining stockholders eligible to vote at the Meeting is March 9, 2015. As of the close of business on that date, we had outstanding 85,075,557 shares of common stock. Each share of common stock is entitled to one vote on each matter.

Quorum

For purposes of the Meeting, there will be a quorum if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Electronic Delivery of Proxy Materials

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we are mailing to many of our stockholders a Notice about the internet availability of our Proxy Statement and our Annual Report to stockholders (of which our 2014 Annual Report on Form 10-K is a part) instead of a paper copy of those proxy materials. We believe that this process expedites receipt of our proxy materials by stockholders, while lowering the costs and reducing the environmental impact of the Meeting. All stockholders receiving the Notice will have the ability to access the proxy materials over the internet and to request a paper copy by mail by following the instructions in the Notice. In addition, the proxy card contains instructions for electing to receive proxy materials over the internet or by mail in future years.

Stockholders of Record; Beneficial Owners

Most holders of our common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record of those shares, and proxy materials are being sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the persons named by our Board of Directors as proxy holders or, if you choose, you may vote in person at the Meeting. If you received or requested printed copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the internet or by telephone using the directions included on the proxy card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and you are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the Meeting unless you have a proxy, executed in your favor, from the holder of record of your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. We strongly encourage you to instruct your broker or nominee how you wish to vote.

Items of Business

There are five proposals scheduled to be voted on at the Meeting:

1.	the election of three Class II directors;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2015;

3.	the approval, on an advisory basis, of named executive officer (“NEO”) compensation;

4.	the approval of the performance measures under the Knowles Corporation Executive Officer Annual Incentive Plan (the “Annual Incentive Plan”); and

5.	the approval of the performance measures under the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “2014 Incentive Plan”).

Vote Required

A plurality of the votes cast at the Meeting is required to elect directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class II directors. The ratification of the appointment of PwC as our independent registered public accounting firm and the approval of the performance measures under the Annual Incentive Plan and the 2014 Incentive Plan each require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. The proposal to approve NEO compensation is an advisory, non-binding, resolution and the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Meeting will be deemed to be approval by the stockholders. Our organizational documents do not provide for cumulative voting.

If you are a stockholder of record and sign and return your proxy card or vote electronically or by telephone without making any specific selection, then your shares will be voted as follows:

1.	FOR the election of each of the three nominees designated below to serve as Class II directors;

2.	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2015;

3.	FOR the proposal relating to approval of named executive officer compensation;

4.	FOR the approval of the performance measures under the Annual Incentive Plan; and

5.	FOR the approval of the performance measures under the 2014 Incentive Plan.

If you are a beneficial owner of shares and do not provide your broker or nominee with voting instructions, the broker or nominee will have discretionary authority to vote on a routine matter. If your broker or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, the broker or nominee will inform us that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” Only Proposal 2 will be considered a routine matter for the Meeting. Broker non-votes will not affect the outcome of the vote on Proposal 1 but will have the same effect as a vote against Proposals 2, 3, 4 and 5.

If you specify that you wish to “abstain” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Proposal 1. However, they will have the same effect as a vote against Proposals 2, 3, 4 and 5.

Voting Procedures

If you are a stockholder of record, you may vote in person at the Meeting, over the internet, by telephone or by mail by following the instructions provided in our proxy materials. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares.

Revoking Your Proxy

If you are a stockholder of record, whether you give your proxy over the internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting in person at the Meeting, by using the internet or the telephone or by mailing a new proxy card bearing a later date so long as it is received prior to the Meeting. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy.

Stockholders Sharing the Same Address

Rules of the SEC permit us to deliver only one copy of the Proxy Statement to multiple stockholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the Proxy Statement, now or in the future, at the same address or if you are currently receiving multiple copies of the Proxy Statement at the same address and wish to receive only a single copy, please write to or call the Secretary of Knowles Corporation at 1151 Maplewood Drive, Itasca, Illinois 60143, telephone: 630-238-5353.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

Proxy Solicitation Costs

We will pay the cost of printing and mailing proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies.

Inspector of Election

Broadridge Financial Solutions will serve as the inspector of election at the Meeting.

Voting Results

We will announce preliminary voting results at the Meeting and report final voting results within three business days of the Meeting on a Form 8-K. You can access that Form 8-K and our other reports we file with the SEC at our website investor.knowles.com or at the SEC’s website www.sec.gov. The information provided on these websites is for information purposes only and is not incorporated by reference into this Proxy Statement.

A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose relevant to the Meeting during ordinary business hours at our offices at 1151 Maplewood, Itasca, Illinois 60143, for ten days prior to the annual meeting, and also at the Meeting.

Cameras, recording equipment, electronic devices, or packages will not be permitted in the Meeting. You will need to present photo identification to gain entrance. For directions to the Meeting, please call 630-238-5353.

ITEMS TO BE VOTED UPON

Proposal 1 — Election of Class II Directors

Information about Our Board and the Nominees

Our Board of Directors consists of eight members and is divided into three classes, each having three-year terms that expire in successive years. The term of the Class II directors expires at the 2015 Annual Meeting of Stockholders. The Board proposes that the three nominees named below, Messrs. Cremin, Hirsch and Jankov, each of whom is currently serving as a Class II director, be re-elected to Class II for a new term of three years expiring at the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or their earlier removal, resignation or retirement.

On February 28, 2014, Dover Corporation (“Dover” or our “former parent company”) distributed all of the issued and outstanding shares of Knowles to Dover stockholders. As a result, Knowles became an independent, publicly traded company. In this Proxy Statement we refer to this transaction as the “spin-off.” Each of our current directors, except for Mr. Hirsch, joined the Board in connection with the spin-off. None of the Class II nominees have been elected by our public stockholders.

Proxies cannot be voted for more than the number of nominees proposed for re-election. If any nominee for election becomes unavailable to serve as a director before the Meeting, an event which we do not anticipate, the proxy holders selected by our Board of Directors may vote for a substitute nominee or nominees as may be designated by our Board of Directors for election at the Meeting. The three nominees receiving the highest number of votes cast will be elected as Class II directors.

The Board, in part through its delegation to the Governance and Nominating Committee, seeks to recommend qualified individuals to become members of the Board. The Board selects individuals as director nominees who, in the opinion of the Board, demonstrate the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, who can serve as a sounding board for our CEO on planning and policy, and who will be most effective, in connection with the other nominees to the Board, in collectively serving the long-term interests of all our stockholders. The Board prefers nominees to be independent of the Company but believes it is desirable to have on the Board at least one representative of current management. In considering diversity in selecting director nominees, the Governance and Nominating Committee gives weight to the extent to which candidates would increase the effectiveness of the Board by broadening the mix of experience, knowledge, backgrounds, skills, ages and tenures represented among its members. Given the global reach and the variety of technology businesses operated by Knowles, the Board considers multi-industry and multi-geographic experience a significantly favorable characteristic.

Changes to Our Board During 2014

In an effort to continue to augment the breadth and diversity of experience on the Board, the Board determined it would be beneficial to the Company and our stockholders to add another director. To identify a high quality director candidate, the Governance and Nominating Committee initiated a search process by engaging Egon Zehnder, a global executive search firm. The Governance and Nominating Committee, in designing the specification for the new director search, took into account many factors including, but not limited to, requirements for independence; general understanding of the various disciplines relevant to the success of our Company as a globally-operated, publicly-traded technology company; understanding of the Company’s businesses and its industry and markets; professional expertise and educational background; the candidate’s ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability; and other factors that promote diversity of thought, views and experience. Candidates were evaluated by the Governance and

Nominating Committee and were interviewed through a series of meetings with directors and background reviews of each candidate were conducted by Egon Zehnder. The Governance and Nominating Committee evaluated each individual in the context of our Board as a whole, with the objective of recommending a director candidate who would be the most likely of the candidates to best contribute to the success of the Company and represent stockholder interests.

As a result of this process, the Governance and Nominating Committee selected Didier Hirsch from a slate of director candidates identified by Egon Zehnder as the candidate who best satisfied the director search criteria, and recommended him to our Board for appointment. On December 18, 2014, our Board voted to increase the size of our Board from seven persons to eight persons (and to increase the size of Class II from two to three directors), and appointed Mr. Hirsch as a Class II director effective as of December 18, 2014.

NOMINEES FOR DIRECTOR – CLASS II DIRECTORS – TERM IF ELECTED EXPIRING 2018

Robert W. Cremin

Independent Director Nominee

Age: 74

Director since: February 2014

Committees Served: Audit; Governance and Nominating

Business Experience: Chairman (since 2009) of the Board of Directors of Dover; President (from 1997 to 2009) and Chief Executive Officer (from 1999 to 2009) of Esterline Technologies Corporation, a manufacturer of aerospace and defense products.

Other Board Experience: Director of Dover (since 2005), Premera Blue Cross (since May 2010), the Pacific Northwest Ballet and Archilles International. Former Chairman (from 2001 to 2011) and Director (from 2001 to 2013) of Esterline Technologies Corporation.

Skills and Qualifications: Mr. Cremin’s experience makes him a valuable contributor to the Board and advisor to Knowles’ President & Chief Executive Officer on matters involving business strategy, capital allocation and acquisition and divestiture opportunities. His experience as Chairman, President and CEO of Esterline and as Chairman of Dover allowed him to develop many skills that contribute to the effective functioning of Knowles’ Board. Under Mr. Cremin’s leadership, Esterline pursued a strategy that enabled it to grow its sales more than tenfold, in part by focusing on the markets it knew best, significantly expanding its investments in research and development, and cultivating a culture focused on lean manufacturing and velocity. In addition, his technical expertise and background in engineering contributes to the Board’s understanding and consideration of opportunities involving Knowles and the markets it serves. Mr. Cremin holds an MBA from Harvard University.

Didier Hirsch

Independent Director Nominee

Age: 64

Director since: December 2014

Committees Served: Audit; Governance and Nominating

Business Experience: Senior Vice President and Chief Financial Officer (since 2010) of Agilent Technologies, Inc., a global leader in life science, diagnostics and applied chemical markets, providing instruments, software, services and consumables for the entire laboratory workflow. Previously served as Agilent’s Chief Accounting Officer (from 2007 to 2010), interim Chief Financial Officer (2010), Vice President, Corporate Controllership and Tax (from 2006 to 2010), Vice President and Controller (from 2003 to 2006) and Vice President and Treasurer (from 1999 to 2003). Prior to joining Agilent, Mr. Hirsch served in various financial capacities and roles (from 1989 to 1999) at Hewlett-Packard Company.

Other Board Experience: Director of Logitech International S.A. (since 2012) and Internal Rectifier Corporation (from 2012 to 2015).

Skills and Qualifications: Mr. Hirsch’s qualifications to serve on our Board include his experience as Chief Financial Officer of a public company, his financial and risk management expertise, his experience on the boards of directors of two other public companies (including his service as chair of an audit committee), his international experience, his regulatory knowledge and his work with technology and semiconductor companies throughout his career.

Ronald Jankov

Independent Director Nominee

Age: 56

Director since: February 2014

Committees Served: Compensation; Governance and Nominating

Business Experience: Previously served as the Senior Vice President and General Manager of the Processors and Wireless Infrastructure Division (from 2012 to 2014) of Broadcom Corp., a provider of semiconductor solutions for wired and wireless communications. Mr. Jankov joined Broadcom in 2012 following its acquisition of NetLogic Microsystems Inc., a fabless semiconductor company that went public in 2004, where Mr. Jankov served as President and Chief Executive Officer (from 2000 to 2012). Previously, Mr. Jankov served as Vice President of Sales and then Vice President and General Manager for the Multimedia Division (from 1995 to 1999) of NeoMagic Corporation, as Vice President (from 1994 to 1995) of Cyrix Corporation and as founder (from 1990 to 1994) of Accell Corp.

Other Board Experience: Director of eASIC Corporation and sole trustee of the Jankov Trust and the Grace Czimarik Charitable Trust and former director of NetLogic Microsystems Inc. (from 2000 to 2012).

Skills and Qualifications: As a successful technology entrepreneur, Mr. Jankov brings valuable insights and a unique perspective into the product, the technology and the market, and also contributes to the strategic vision for Knowles as a result of his expertise in growth via acquisitions and development of innovations. He brings extensive hands-on deal-making experience through his leadership of several ventures through an IPO or a sale to a strategic buyer. Furthermore, as a public technology company chief executive officer, he has developed substantial knowledge, understanding and skill in building and managing a technology company such as Knowles. Mr. Jankov has a Bachelor of Science degree from Arizona State University.

CLASS III DIRECTORS – TERM EXPIRING 2016

Jean-Pierre M. Ergas

Independent Chairman

Age: 75

Director since: February 2014

Committees Served: Audit; Governance and Nominating

Business Experience: Mr. Ergas is a private investor. Since 2010, he has been the Managing Partner of Ergas Ventures, LLC. He is also the former Chief Executive Officer (from 2000 to 2007) of BWAY Corporation, a steel and plastic container manufacturer, and American National Can Company, Cedegur Pechiney, Cebal S.A. and Alcan Europe, and former senior executive at Pechiney S.A. and Alcan Aluminum Limited.

Other Board Experience: Director (since 1995) and former Chairman of the Board of Directors (from 2000 to 2010) of BWAY Corporation; Director of Dover (since 1994) and Plastic Omnium (since 1990).

Skills and Qualifications: Mr. Ergas brings to the Board substantial international management experience as a former Chief Executive Officer and Chairman of five companies in the United States and Europe. Drawing on his background, knowledge and experience managing all aspects of international businesses, including privatizations, acquisitions, cross-border transactions, post-merger integrations, productivity and performance initiatives, Mr. Ergas provides important advice to Knowles’ President & Chief Executive Officer and contributes to the Board’s oversight of matters involving Knowles’ operation in international markets, business development and corporate strategies, as well as acquisition and divestiture activities. Mr. Ergas holds an MBA from Harvard University.

Donald Macleod

Independent Director

Age: 66

Director since: February 2014

Committees Served: Compensation; Governance and Nominating (Chair)

Business Experience: Former Chief Executive Officer (from 2009 to 2011) of National Semiconductor Corporation, an analog semiconductor company, until National Semiconductor was acquired by Texas Instruments Incorporated. Mr. Macleod joined National Semiconductor in 1978 and served in a variety of executive positions prior to becoming Chief Executive Officer, including Chief Operating Officer (from 2001 to 2009), and Chief Financial Officer (from 1991 to 2001). He also serves on the Board of Entrepreneurial Scotland (since 2014), an organization set up to promote business growth initiatives and development opportunities for entrepreneurs in Scotland.

Other Board Experience: Chairman of the Board (since 2012) of Intersil Corporation and Director (since 2007) of Avago Technologies Limited. Former Chairman of the Board (from 2010 to 2011) of National Semiconductor.

Skills and Qualifications: Mr. Macleod’s qualifications to serve as a director include his strategic perspective in product portfolio, supply chain and guiding financial performance developed through his more than 30 years of experience in senior management and executive positions in the semiconductor industry (both in Europe and the United States). As a member of the board of directors of several publicly-traded semiconductor companies, he has also gained substantial knowledge and understanding of how to successfully operate a technology company like Knowles. Furthermore, he brings significant accounting and finance qualifications and experience to the Board. Mr. Macleod holds a Bachelor of Science degree in economics and an Honorary Doctor of the University degree from the University of Stirling in Scotland. He is also a member of the Institute of Chartered Accountants of Scotland.

CLASS I DIRECTORS – TERM EXPIRING 2017

Jeffrey S. Niew

Age: 48

Director since: February 2014

Business Experience: President & Chief Executive Officer of Knowles (since 2013). Former Vice President of Dover and President and Chief Executive Officer of Dover Communication Technologies (from 2011 to February 2014). Mr. Niew joined Knowles Electronics LLC in 2000, and became Chief Operating Officer in 2007, President in 2008 and President and Chief Executive Officer in 2010. Prior to joining Knowles Electronics, Mr. Niew was employed by Littelfuse, Inc. (from 1995 to 2000) where he held various positions in product management, sales and engineering in the Electronic Products group, and by Hewlett-Packard Company (from 1988 to 1994) where he served in various engineering and product management roles in the Optoelectronics Group.

Other Board Experience: Director of Advanced Diamond Technologies, Inc.; member of the Advisory Board of the University of Illinois — College of Engineering.

Skills and Qualifications: Mr. Niew is Knowles’ current Chief Executive Officer and the Board believes it is desirable to have on the Board at least one active management representative to facilitate its access to timely and relevant information and its oversight of management’s long-term strategy, planning and performance. Mr. Niew brings to the Board considerable management experience and a deep understanding of Knowles’ history and operating model which he gained during more than 18 years in management positions at Knowles, including 8 years in senior management positions. His experience in all aspects of management and his passion for leadership development enable him to give valuable input to the Board in matters involving business strategy, capital allocation, transactions and succession planning.

Keith L. Barnes

Independent Director

Age: 63

Director since: February 2014

Committees Served: Audit (Chair); Governance and Nominating

Business Experience: Mr. Barnes is a private investor. Since 2011, he has been Chairman and CEO of Barnes Capital Management, a family office investment company. He is the former President and Chief Executive Officer (from 2006 to 2010) of Verigy Ltd., a provider of advanced semiconductor test solutions that was spun-off from Agilent in 2006. Prior to that he was Chairman and Chief Executive Officer (from 2003 to 2006) of Electroglas, Inc., an integrated circuit probe manufacturer. Mr. Barnes also served as Chief Executive Officer (from 1995 to 2001) of Integrated Measurement Systems, Inc. (IMS), a manufacturer of engineering test stations and test software. Prior to becoming CEO of IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems.

Other Board Experience: Director of Spansion, Inc. (since 2011); Mentor Graphics Corporation (since 2012); JDS Uniphase Corporation (since 2011); The Classic Wines Auction; and San Jose State University Tower Foundation. Former director of Intermec Inc., Verigy Ltd. (from 2006 to 2010), Cascade Microtech, Inc., Electroglas Inc., and DATAIO Corporation. Former Chairman of the Board of Directors (from 1998 to 2001) of Integrated Measurement Systems, Inc. Former Vice Chairman of the Board of Directors (from 2002 to 2003) of Oregon Growth Account.

Skills and Qualifications: Mr. Barnes brings to the Board his extensive management experience as chairman and chief executive officer of several technology companies. His corporate and business strategy and marketing knowledge and service as a board member for several public technology companies bring important perspective and industry expertise to our Board. In addition, Mr. Barnes’ experience in international sales and manufacturing in China, Malaysia, Singapore, and Europe, as well as the United States, enables him to provide valuable input to the Board in its oversight of Knowles’ international operations. Mr. Barnes graduated from San Jose State University with a Bachelor of Science degree in Environmental Science.

Richard K. Lochridge

Independent Director

Age: 71

Director since: February 2014

Committees Served: Compensation (Chair); Governance and Nominating

Business Experience: Retired President (from 1986 to 2010) of Lochridge & Company, Inc., a management consulting firm.

Other Board Experience: Over a period of 29 years, Mr. Lochridge has served on the boards of seven public companies, including the three on which he currently serves (excluding Knowles): Dover (since 1999); The Lowe’s Company, Inc. (since 1998) and PETsMART (since 1998). Former Director of the John Harland Company.

Skills and Qualifications: Mr. Lochridge’s experience in management consulting makes him a valuable contributor to the Board and advisor to Knowles’ President & Chief Executive Officer as an expert on strategic planning, management styles, succession planning and similar matters. He worked many years with a major consulting company where a majority of his experience was with non-U.S. companies or covering international or global markets, and where he was for a time in charge of all international offices. His consulting work has enabled him to work closely with the boards and senior management of many public companies on complex and important transactions and projects in global arenas, giving him experience and insight that are beneficial to Knowles.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES FOR CLASS II DIRECTOR.

Board of Directors and Committees

All of our directors, other than Mr. Niew, satisfy the criteria for being “independent” members of our Board. This criteria includes that established by the SEC and the New York Stock Exchange (“NYSE”), as well as our standards for classification as an independent director which are available on our website at investor.knowles.com.

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Our Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC rules and is “financially literate” as defined in the NYSE Listing Standards. In considering the composition of the Audit Committee, the Board noted that Mr. Barnes serves simultaneously on three other public company audit committees, but it determined that this would not impair the ability of Mr. Barnes to effectively serve on the Audit Committee.

The spin-off from our former parent company occurred in February 2014. Until that time, Knowles was a private company without an independent board. Since the spin-off, our Board of Directors met six times in 2014 and each director attended at least 90% of the Board and committee meetings held while such director was a member of the Board or the relevant committee.

The table below sets forth a summary of our committee structure and membership information.

Directors	Audit Committee	Compensation Committee	Governance and Nominating Committee
Jean-Pierre M. Ergas*	✓		✓
Jeffrey S. Niew
Keith L. Barnes	Chair		✓
Robert W. Cremin	✓		✓
Didier Hirsch	✓		✓
Ronald Jankov		✓	✓
Richard K. Lochridge		Chair	✓
Donald Macleod		✓	Chair

*	Chairman of the Board of Directors

Audit Committee

The primary functions of the Audit Committee consist of:

•	selecting and engaging our independent registered public accounting firm (“independent auditors”);

•	overseeing the work of our independent auditors and our internal audit function;

•	approving in advance all services to be provided by, and all fees to be paid to, our independent auditors, who report directly to the committee;

•	reviewing with management and the independent auditors the audit plan and results of the auditing engagement; and

•	reviewing with management and our independent auditors the quality and adequacy of our internal control over financial reporting.

The Audit Committee’s responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at investor.knowles.com. Since the spin-off, the Audit Committee met eight times in 2014.

Compensation Committee

The Compensation Committee, together with our independent directors, approves compensation for our Chief Executive Officer. The Compensation Committee also:

•	approves compensation for non-CEO executive officers (together with the CEO, “senior executive officers”);

•	grants awards and approves payouts under our equity plans and our Annual Incentive Plan;

•	approves changes to our compensation plans;

•	reviews and recommends compensation for the Board of Directors;

•	oversees the succession planning and management development programs; and

•	supervises the administration of the compensation plans.

The Compensation Committee’s responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at investor.knowles.com. Since the spin-off, the Compensation Committee met five times in 2014.

Governance and Nominating Committee

The Governance and Nominating Committee develops and recommends corporate governance principles to our Board. The Governance and Nominating Committee also:

•	identifies and recommends to our Board candidates for election as directors and any changes it believes desirable in the size and composition of our Board; and

•	makes recommendations to our Board concerning the structure and membership of the Board committees.

The Governance and Nominating Committee’s responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at investor.knowles.com. Since the spin-off, the Governance and Nominating Committee met four times in 2014.

Corporate Governance

We are committed to conducting our business in accordance with the highest level of ethical and corporate governance standards. Our Board periodically reviews Knowles’ corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by stockholders. The following describes some of the actions taken to help ensure that our conduct earns the respect and trust of stockholders, customers, business partners, employees and the communities in which we live and work.

Governance Guidelines and Codes

Our Board of Directors has adopted written corporate governance guidelines that set forth the responsibilities of our Board and the qualifications and independence of its members and the members of its standing committees. In addition, our Board and its committees have adopted, among other codes and policies, a Code of Business Conduct and Ethics and a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, as well as policies prohibiting our employees from buying or selling instruments to hedge against decreases in the market value of Knowles’ equity securities, and charters for each of its standing committees. All of these documents (referred to collectively as “governance materials”) are available on our website at investor.knowles.com.

Director Independence

Our Board has determined that at least two-thirds of its members and all of the members of its Audit, Compensation, and Governance and Nominating Committees must be independent from management and must meet all of the applicable criteria for independence established by the NYSE, the SEC and Knowles. Our Board makes an annual determination of the independence of each nominee for director prior to his or her nomination for (re)election. No director may be deemed independent unless the Board determines that he or she has no material relationship with Knowles, directly or as an officer, stockholder or partner of an organization that has a material relationship with Knowles.

Our Board has determined that each member of the Board, except for Mr. Niew, has no material relationship with Knowles and meets the independence requirements of the NYSE and the SEC. In addition, all members of our Board, except for Mr. Niew, meet the Knowles Standards for Director Independence, which are available on our website at investor.knowles.com.

Board Leadership Structure

Our Board has adopted a structure whereby the Chairman of the Board is an independent director. Our Board believes that having a chairman who is independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative. We believe this is important to make information and insight directly available to the directors in their deliberations. This structure gives us an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.

Risk Oversight

Senior management is responsible for day-to-day management of risks facing Knowles, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board regularly assesses significant risks to the Company in the course of reviews of corporate strategy and the Company’s annual operating plan. As part of its responsibilities, the Board and its standing committees also regularly review material strategic, operational, financial, legal, compensation and compliance risks with senior executive officers. The Audit Committee also performs an oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled Board meeting. The Compensation Committee considers risk in connection with its design of compensation programs, and has engaged an independent compensation consultant to assist in mitigating compensation-related risk. The Governance and Nominating Committee oversees and monitors risks relating to the Company’s governance structure and processes.

Compensation and Risk

We believe that our compensation programs are designed with appropriate risk mitigators, including:

•	stock ownership guidelines for executive officers that align the interests of the executive officers with those of our stockholders;

•	mix of base salary, cash incentive opportunities, and long-term equity compensation, that provide a balance of short-term and long-term incentives with fixed and variable components;

•	capped payout levels for cash incentives;

•	inclusion of non-financial metrics, such as qualitative performance factors, in determining actual compensation payouts; and

•

use of stock options and equity awards that typically vest over a multi-year period, with stock options being exercisable for a seven-year period to encourage executives to take actions that promote the long-term sustainability of our business.

Change in Director Occupation

When a director’s principal position of employment changes, that director is required to submit a letter volunteering to resign to the Governance and Nominating Committee and the Committee then recommends to the Board whether to accept or reject the resignation.

Succession Protocols

The Governance and Nominating Committee reviews emergency CEO succession protocols, developed by management, to ensure effective communications with the Board and other stakeholders and maintain confidence in the Company and its leadership if the CEO is unable to perform the powers and duties of the office either temporarily or permanently due to resignation or death, illness or other disability. The Committee also proposes revisions to the emergency CEO succession protocols from time to time as it deems appropriate.

Director Attendance at Stockholders Meetings

Our directors are expected to attend the Meeting. All directors, except Mr. Hirsch who was appointed in December 2014, attended the 2014 Annual Meeting of Stockholders.

Executive Officer Stock Ownership

Our Board has adopted a policy that executive officers are expected to hold a number of shares with a value at least equal to a multiple of their annual salary. This policy is discussed in the “Other Compensation Programs and Policies” section of the Compensation Discussion and Analysis.

Directors’ Meetings; Self-evaluations

Our Board conducts executive sessions in conjunction with its regularly scheduled meetings at least quarterly without management representatives present. Mr. Ergas, as Chairman of the Board of Directors, presides at these sessions. If Mr. Ergas is determined to no longer be an independent director or is not present at any of these sessions, the Chair of the Governance and Nominating Committee, who is currently Mr. Macleod, will preside. Our Board and its committees conduct annual self-evaluations of their performance.

Audit Committee Procedures; Disclosure Controls and Procedures Committee

The Audit Committee holds regular quarterly meetings at which it meets separately with each of our independent registered public accounting firm, PwC, our Chief Audit Executive and management to assess certain matters including the status of the independent audit process and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee, as a whole, reviews and meets to discuss the contents of each

Form 10-Q and Form 10-K (including the financial statements) prior to its filing with the SEC. Management has a Disclosure Controls and Procedures Committee, which includes among its members our Chief Financial Officer, Controller, Vice President of Investor Relations, Vice President of Tax, Chief Audit Executive and General Counsel. This management committee meets at least quarterly to review our earnings release and quarterly or annual report, as the case may be, for the prior quarter and our disclosure controls and procedures.

Complaints “Hotline”; Communication with Directors

In accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted anonymously to Knowles, in care of our General Counsel or the Director of Compliance, or through an external service provider, by mail, telephone or via the internet as described in our Code of Business Conduct and Ethics, which is available on our website. Stockholders and other interested persons may also communicate with our Board and the non-management directors using any of these methods or channels.

Procedures for Approval of Related Person Transactions

We generally do not engage in transactions in which our executive officers or directors, any of their immediate family members or any of our 5% stockholders have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and in an amount that exceeds $120,000, the transaction would be reviewed by the Governance and Nominating Committee in accordance with a written policy and the procedures adopted by our Board, which are posted on our website.

Under the procedures, management determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the Governance and Nominating Committee. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves or rejects the transaction. If the proposed transaction is immaterial or it is impractical or undesirable to defer the proposed transaction until the next meeting of the Governance and Nominating Committee, the Chair of the Governance and Nominating Committee decides whether to (i) approve the transaction and report the transaction at the next meeting Governance and Nominating Committee or (ii) call a special meeting of the Governance and Nominating Committee to review and approve the transaction. Should the proposed transaction involve the Chief Executive Officer or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve or reject the transaction. No director may participate in the review of any transaction in which he or she is a related person.

Compensation Consultant Independence and Fee Disclosure

The Compensation Committee has the authority and discretion to retain external compensation consultants and other advisors as it deems appropriate. The Compensation Committee has adopted a policy providing for the continuing independence and accountability to the committee of any advisor retained by the committee to assist the committee in the discharge of its duties. The policy formalizes the independent relationship between the committee’s advisors and Knowles, while permitting management limited ability to access the advisors’ knowledge of Knowles for compensation matters. In order to ensure the independence of the compensation consultant, the consultant reports directly to the Compensation Committee and works specifically for the committee solely on compensation and benefits. Under the policy, the committee will annually review and pre-approve services that may be provided by the independent advisor to management without further committee approval. Compensation Committee approval is required prior to management retaining the committee’s independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

The Compensation Committee’s independent compensation consultant periodically reviews and advises on the adequacy and appropriateness of our overall executive compensation plans, programs and practices and, from time to time, answers specific questions raised by the Compensation Committee or management. Compensation decisions are made by, and are the responsibility of, the Compensation Committee and our Board, and may reflect factors and considerations other than the information and recommendations provided by the Compensation Committee’s consultant.

The Compensation Committee has engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent compensation consultant. Semler Brossy provides no other services to, and has no other relationship with, Knowles. Semler Brossy focuses on executive compensation matters and does not have departments, groups or affiliates that provide services other than those related to executive compensation and benefits.

Qualifications and Nominations of Directors

The Governance and Nominating Committee considers and recommends to the Board of Directors nominees for election to, or for filling any vacancy on, our Board or its committees in accordance with our by-laws, our governance guidelines, and the committee’s charter. The committee periodically reviews the requisite skills and characteristics of Board members as well as the size, composition, functioning and needs of our Board as a whole. To be considered for Board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other members of our Board, in collectively serving the long-term interests of all our stockholders. The committee also considers members’ qualifications as independent directors (the Board requires that at least two-thirds of its members be independent), the financial literacy of members of the Audit Committee, the qualification of Audit Committee members as “audit committee financial experts,” and the diversity, skills, background and experiences of Board members in the context of the needs of the Board. The Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of Knowles and its stockholders.

Whenever the Governance and Nominating Committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, stockholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by stockholders in the same manner as nominees recommended from other sources. Stockholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, in care of the Secretary. Stockholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee or using our proxy material, must comply with the procedures in our by-laws.

Directors’ Compensation

We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board. If a director serves for less than a full calendar year, the compensation to be paid to that director may be prorated as deemed appropriate by the Compensation Committee. Prior to the spin-off from our former parent company, members of our Board did not receive any compensation for service as a director.

To further align the interest of the independent directors of the Board with the Company’s stockholders, the Board of directors has adopted share ownership guidelines for the independent directors. Under the guidelines, each independent director is expected to own Company common stock with a value at least equal to four times the base annual cash compensation paid to directors during the period they are directors, not including any additional cash compensation paid to chairs of the Board or committees. Independent directors are expected to meet these requirements within five years after the date of their election or appointment to the Board.

For 2014, non-employee director compensation was set as follows:

•	an annual retainer of $200,000, payable $65,000 in cash and $135,000 in stock;

•	Board Chairman — additional retainer of $100,000, payable in cash; and

•	Committee Chairs — additional retainer of $10,000, payable in cash.

Effective for 2015, the Board approved an increase in the value of the annual stock grant from $135,000 to $150,000.

The following table and related footnotes outline the compensation paid to our non-employee directors in 2014. As an officer of the Company, Mr. Niew did not receive fees for his service on our Board during 2014.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Jean-Pierre M. Ergas	165,000	235,000	400,000
Keith L. Barnes	75,000	235,000	310,000
Robert W. Cremin	65,000	185,000	250,000
Didier Hirsch (3)	2,315	—	2,315
Ronald Jankov	65,000	235,000	300,000
Richard K. Lochridge	75,000	185,000	260,000
Donald Macleod	75,000	235,000	310,000
(1)	All non-employee directors (excluding Mr. Hirsch) received a one-time stock grant on March 7, 2014. Mr. Hirsch’s grant was made on February 17, 2015. For Messrs. Ergas, Barnes, Jankov and Macleod, the stock had a grant date fair market value equal to $100,000, and for Messrs. Cremin and Lochridge, the stock had a grant date fair market value equal to $50,000, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). Mr. Ergas’ grant value was based on his responsibilities as Chairman of the Board. Messrs. Cremin and Lockridge received a lower grant value on account of being current members of the Dover Board of Directors. These awards were granted under the 2014 Equity and Cash Incentive Plan.

(2)

Pursuant to a Nonemployee Director Deferral Program adopted by the Compensation Committee on February 28, 2014, each non-employee director may elect to defer the receipt of all (but not less than all) of the shares earned in a calendar year until termination of services as a non-employee director or, if earlier, until a specified date elected by the non-employee director that is at least one year and not more than 15 years after the date of grant. Mr. Barnes deferred receipt of 10,356 shares for a period of two years from the grant date. Mr. Lochridge deferred receipt of 8,663 shares until after the termination of his service as a director. Mr. Macleod deferred receipt of 10,356 shares until after the termination of his service as a director.

(3)	Mr. Hirsch was appointed to the Board, effective December 18, 2014.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership, as of March 9, 2015 (except as otherwise stated), of our common stock by:

•	each director and each of our executive officers named in “Executive Compensation – Summary Compensation Table”;

•	all of the directors and executive officers as a group, including the NEOs; and

•	each person known to us to own beneficially 5% or more of our outstanding common stock.

The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 85,075,557 shares of common stock outstanding on March 9, 2015. In computing the number of shares beneficially owned by any stockholder and the percentage ownership of such stockholder, shares of common stock subject to options or stock settled stock appreciation rights (“SSARs”) held by that person that are currently exercisable or exercisable within 60 days of the record date have been included. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Fractional shares held in each of the NEO’s 401(k) accounts as well as the 401(k) accounts of the other officers of Knowles have been rounded down.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned. Unless otherwise indicated, the business address for all directors and executive officers is c/o Knowles Corporation, 1151 Maplewood Drive, Itasca, Illinois 60143.

Name of Beneficial Owner	Number of Shares		Percentage
Directors (except Mr. Niew):
Jean-Pierre M. Ergas	47,016		*
Keith L. Barnes	10,356	(1)	*
Robert W. Cremin	15,647	(2)	*
Didier Hirsch	5,583		*
Ronald Jankov	10,356		*
Richard K. Lochridge	15,864	(3)	*
Donald Macleod	10,356	(4)	*
NEOs:
Jeffrey S. Niew	311,529	(5)	*
John S. Anderson	69,437	(6)	*
Michael A. Adell	65,531	(7)	*
Daniel J. Giesecke	46,337	(8)	*
Christian U. Scherp	21,275	(9)	*
Directors and executive officers as a group (20 persons)	904,887	(10)	1%

Name of Beneficial Owner	Number of Shares		Percentage
5% Stockholders:
Franklin Resources, Inc.	9,377,016	(11)	11%
Janus Capital Management LLC	7,909,941	(12)	9.3%
Shapiro Capital Management LLC	7,356,546	(13)	8.6%
BlackRock, Inc.	5,882,049	(14)	6.9%
The Vanguard Group	5,051,746	(15)	5.9%

* Less than one percent.

(1)	Includes 3,386 shares, the receipt of which has been deferred until March 7, 2016 and 6,970 shares the receipt of which has been deferred until November 17, 2016.

(2)	Includes 6,984 shares held by a trust of which Mr. Cremin is the trustee.

(3)	Includes 5,718 shares held by a trust of which Mr. Lochridge is the trustee, 1,483 shares held in a ROTH IRA held by a trust owned by Mr. Lochridge and 8,663 shares, the receipt of which has been deferred until after the termination of Mr. Lochridge’s service as a director.

(4)	Includes 10,356 shares, the receipt of which has been deferred until after the termination of Mr. Macleod’s service as a director.

(5)	Includes 174,853 shares in vested SSARs, 44,444 shares in vested stock options and 153 shares held under Knowles’ 401(k) plan.

(6)	Includes 33,086 shares in vested SSARs, 33,086 shares in vested stock options and 93 shares held under Knowles’ 401(k) plan.

(7)	Includes 36,495 shares in vested SSARs, 10,666 shares in vested stock options and 290 shares held under Knowles’ 401(k) plan.

(8)	Includes 23,760 shares in vested SSARs, 5,333 in vested stock options and 147 shares held under Knowles’ 401(k) plan.

(9)	Includes 5,333 in vest stock options and 47 shares held under Knowles’ 401(k) plan.

(10)	In addition to the beneficial ownership reported for the identified directors and NEOs, the number of shares reported in the table above as beneficially owned by the identified directors and all executive officers as a group is based on the following shares owned by our executive officers that are not NEOs: 64,053 shares held directly, 179,916 shares in vested SSARs, 31,108 shares in vested stock options and 523 shares held under Knowles’ 401(k) plan.

(11)	As reported in a Schedule 13G/A filed with the SEC on February 9, 2015 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson and Rupert H. Johnson, Jr. These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Stockholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal Stockholders of FRI. FRI and the Principal Stockholders may be deemed to be, for purposes of Rule 13d 3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. However, FRI and the Principal Stockholders disclaim any pecuniary interest in and beneficial ownership of any of such securities. The principal business office of FRI and the Principal Stockholders is One Franklin Parkway, San Mateo, CA 94403-1906.

(12)	As reported in a Schedule 13G filed with the SEC on February 18, 2015 by Janus Capital Management LLC, with offices located at 151 Detroit Street, Denver, CO 80206. According to the Schedule 13G, as of December 31, 2014, Janus Capital Management LLC reported that it beneficially owned 7,909,941 shares with sole voting and dispositive power. Janus Contrarian Fund is the beneficial owner of 7,321,388 shares and is one of the managed portfolios to which Janus Capital provides investment advice. Janus Capital has a direct 96.81% ownership stake in INTECH Investment Management (“INTECH”) and a direct 100% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to this ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated.

(13)	As reported in a Schedule 13G filed with the SEC on February 13, 2015 by Samuel R. Shapiro and Shapiro Capital Management LLC, with offices located at 3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305. According to the Schedule 13G, as of December 31, 2014, Shapiro Capital Management LLC reported that it beneficially owned 7,356,546 shares with sole dispositive power,, 6,713,006 shares with sole voting power and 643,540 shares with shared voting power. Samuel R. Shapiro is the chairman, a director and majority stockholder of Shapiro Capital Management LLC and owns 10,000 shares in his own account and may be deemed to be the beneficial owner of 7,356,546 shares by virtue of his affiliation with Shapiro Capital Management LLC.

(14)

As reported in a Schedule 13G filed with the SEC on January 29, 2015 by BlackRock Inc. with offices located at 55 East 52nd Street, New York, NY 10022, on behalf of its subsidiaries BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, NA, BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Limited, BlackRock Asset Management North Asia Limited, and BlackRock Capital Management. According to the Schedule 13G, as of December 31, 2014, BlackRock Inc. reported that it beneficially owned 5,882,049 shares with sole dispositive power and 5,587,035 shares with sole voting power.

(15)	As reported in a Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group, Inc. with offices located at 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G, as of December 31, 2014, The Vanguard Group, Inc. reported that it beneficially owned 56,928 shares with sole voting power, 5,001,918 shares with sole dispositive power and 49,928 shares with shared dispositive power. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 49,928 as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,000 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our directors, certain of our officers, and holders of more than 10% of our common stock file reports of ownership and changes of ownership of our common stock with the SEC and the NYSE. Based solely on our review of the copies of these reports and on information provided by the reporting persons, we believe that during the year ended December 31, 2014 our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLC (“PwC”) to audit the annual accounts of Knowles and its subsidiaries for 2015. PwC has audited the financial statements for the Company since 2013. Representatives of PwC are not expected to be present at the Meeting.

Although stockholder ratification of PwC’s appointment is not required by Knowles’ by-laws or otherwise, our Board of Directors is submitting the ratification of PwC’s appointment for the year 2015 to Knowles’ stockholders. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as Knowles’ independent registered public accounting firm for the year 2015 but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Knowles’ interests.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2015.

Audit Committee Report

In accordance with the requirements of Sarbanes-Oxley, the related SEC rules and the NYSE Listing Standards, the Board engaged the independent registered public accounting firm PwC to audit the annual accounts of Knowles and its subsidiaries for 2014.

The Audit Committee is responsible for the duties set forth in its charter but is not responsible for preparing the financial statements, implementing or assessing internal control or auditing the financial statements. Knowles’ management is responsible for preparing the financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. Knowles’ independent auditors are responsible for auditing the financial statements and expressing an opinion on the effectiveness of internal control over financial reporting. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

Pursuant to its oversight responsibilities, the Audit Committee discussed with PwC the overall scope for the audit of Knowles’ 2014 financial statements. The Audit Committee met with PwC, with and without Knowles management present, to discuss the results of PwC’s examination, their assessment of Knowles’ internal control and the overall quality of Knowles’ financial reporting.

The Audit Committee reviewed and discussed, with both the management of Knowles and PwC, Knowles’ 2014 audited financial statements, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements.

The Audit Committee also (1) discussed with PwC the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, and (2) reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with PwC its independence, including any relationships or permitted non-auditing services described below under “Relationship with Independent Registered Public Accounting Firm,” that might impact PwC’s objectivity and independence.

Based upon the discussions and review referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2014 be included in Knowles’ Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee:	Keith L. Barnes (Chair)	Robert W. Cremin
	Jean-Pierre M. Ergas	Didier Hirsch

Fees Paid to Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Company during the year ended December 31, 2014 was PwC. All PwC services following the spin-off were approved in advance by the Audit Committee specifically or pursuant to procedures similar to those outlined below. The PwC services provided prior to the spin-off were pre-approved by the independent audit committee of our former parent company. The aggregate fees, rounded to the nearest thousand dollars, billed by PwC during 2013 and 2014 are set forth in the table below:

Type of Fee	Year Ended December 31, 2014 ($)	Year Ended December 31, 2013 ($)
Audit Fees (1)	2,220,000	5,469,000
Audit-Related Fees	0	0
Tax Fees (2)	71,000	21,000
All Other Fees (3)	3,000	0

(1)	Audit fees include fees for audit or review services in accordance with generally accepted auditing standards and fees for services that generally only independent auditors provide, such as statutory audits and review of documents filed with the SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of Sarbanes-Oxley. For the fees billed in 2013, $3,719,000 related to the Registration Statements on Form 10 and Form S-8 that we filed in connection with the spin-off.

(2)	Tax fees include fees for services that are performed by professional tax staff other than in connection with the audit. These services include tax compliance services.

(3)	All Other Fees include fees for advisory services related to licensing an accounting research tool.

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has traditionally provided, the Audit Committee has adopted specific pre-approval policies and procedures. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of permissible audit-related services, non-audit-related services and tax services. Under the policies and procedures, pre-approval is generally provided for up to one year and any general pre-approval is detailed as to the particular services or category of services and is subject to a specific budget for each of them. The policies and procedures require that any other services be expressly and separately approved by the Audit Committee prior to such services being performed by the independent auditors. In addition, pre-approved services which are expected to exceed the budgeted amount included in a general pre-approval require separate, specific pre-approval. For each proposed service, the independent auditors and management are required to provide detailed information to the Audit Committee at the time of approval. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence.

Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation

As mandated by Section 14A of the Exchange Act, Knowles is required to offer our stockholders an opportunity to vote to approve, on an advisory and nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the rules of the SEC. Our stockholders are also entitled, at least once every six years, to provide an advisory nonbinding vote on how frequently the stockholders should be entitled to provide an advisory vote on the compensation of our NEOs.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation.

Prior to the spin-off in February 2014, Knowles was a wholly owned subsidiary of Dover and Dover’s senior management and the Compensation Committee of Dover’s Board of Directors determined Knowles’ past compensation. Since the spin-off, Knowles’ Compensation Committee and Board of Directors have been responsible for Knowles’ executive compensation strategy.

Knowles’ executive compensation programs are designed to ensure a strong linkage between pay and performance while enabling Knowles to attract and retain the top talent needed to drive Knowles’ long-term success. Executive compensation will be aligned with Company, business unit and individual performance objectives. Knowles’ executive compensation is highly leveraged, with a large majority of the total compensation intended to be at risk.

This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that Knowles’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Knowles’ Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory and therefore not binding on Knowles, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4 — Approval of the Performance Measures under the Knowles Corporation Executive Officer Annual Incentive Plan

The stockholders will be asked at the Meeting to approve the material terms of the performance measures used for incentive compensation awarded under the Knowles Corporation Executive Officer Annual Incentive Plan (the “Annual Incentive Plan”), in accordance with Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”). The Annual Incentive Plan was approved by Dover Corporation, as Knowles’ sole stockholder, prior to the spin-off in February 2014. Stockholders are being asked to approve the performance measures under the Annual Incentive Plan so that certain compensation paid under the Annual Incentive Plan may qualify as performance-based compensation under Section 162(m), assuming other applicable regulatory requirements are satisfied. Stockholders are not being asked to approve an amendment to any provision of the Annual Incentive Plan.

The Annual Incentive Plan will allow the Compensation Committee to utilize specified financial or individual measures (as more fully described below) when determining awards under the plan. Section 162(m) limits the deduction for federal income tax purposes of compensation for the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) as of the last day of a company’s taxable year (collectively, the “162(m) covered employees”) to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) covered employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members meeting the definition of “outside director” as defined in Section 162(m). In addition, the measures established by such a committee, which in our case would be the Compensation Committee, must be based upon performance measures, the material terms of which are approved by the stockholders. In the context of a spin-off, that stockholder approval must be obtained no later than the first annual meeting of stockholders that occurs after the first anniversary of the effective date of the spin-off.

We are accordingly requesting the stockholders to approve the material terms of the performance measures for the Annual Incentive Plan in accordance with Section 162(m). No compensation will be paid under the Annual Incentive Plan to 162(m) covered employees for performance periods commencing on or after January 1, 2015 if the material terms of the performance measures included in the Annual Incentive Plan are not approved by stockholders. If stockholders do not approve the material terms of the performance measures for the Annual Incentive Plan in accordance with Section 162(m), then the Compensation Committee will re-evaluate the compensation program in order to continue to provide compensation to attract, retain and motivate its executive officers.

The following is a description of the material terms of the performance measures and certain other material terms of the Annual Incentive Plan. This description is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which has been included as Appendix A to this proxy statement.

Material Terms of the Performance Measures

Participants. The Compensation Committee shall each year determine the Executive Officers of Knowles eligible to participate in the Annual Incentive Plan. Under the Annual Incentive Plan, “Executive Officers” is defined as the Chief Executive Officer and the Chief Operating Officer of Knowles, each executive of Knowles or an affiliate who reports directly to the Chief Executive Officer or the Chief Operating Officer of Knowles, and any other executive of Knowles or an affiliate as may be selected by the Compensation Committee or who is an “executive officer” of Knowles within the meaning of Rule 3b-7 under the Exchange Act. As of March 9, 2015, 12 executive officers were eligible to participate in the Annual Incentive Plan.

Award Limits. Under the terms of the Annual Incentive Plan, in no event may a payout under the Annual Incentive Plan to any participant for any performance period exceed $5 million. Each performance period will have a duration of one calendar year, commencing January 1 and ending the next December 31.

Performance Measures. Under the Annual Incentive Plan, the performance targets to be used for awards under the plan will be determined on the basis of one or more of the following performance criteria, either individually, alternatively or in any combination, and applied either to Knowles as a whole or to a subsidiary, division, affiliate, business segment or unit thereof: (a) earnings before interest, taxes, depreciation and amortization, (b) cash flow, (c) earnings per share, (d) operating earnings, (e) return on equity, (f) return on investment, return on stockholders’ equity, return on capital employed, return on invested cash, (g) total stockholder return or internal total stockholder return,

(h) net earnings, (i) sales or revenue, (j) expense targets, (k) targets with respect to the value of common stock, (l) margins, (m) pre-tax or after-tax net income, (n) market penetration, (o) geographic goals, (p) business expansion goals, or (q) goals based on operational efficiency. The Compensation Committee may adjust, upward or downward, to the extent permitted by Section 162(m), the performance targets to reflect (i) a change in accounting standards or principles, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction or (iv) any other unusual, nonrecurring items which are separately identified and quantified in Knowles’ audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established, and such adjustments are stated at the time that the performance goals are determined. The Compensation Committee may also adjust, upward or downward, as applicable, the performance targets to reflect any other extraordinary item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such targets at the time the performance targets are determined, and such item or event occurs after the targets for the fiscal year are established. The Compensation Committee retains the discretion to grant awards under the Annual Incentive Plan that are not intended to qualify as performance-based compensation under Section 162(m), without regard to the actual achievement of any performance targets.

Summary Description of the Annual Incentive Plan

Administration. The Annual Incentive Plan will be administered and interpreted by the Compensation Committee. As soon as practicable after the end of each performance period, the Compensation Committee, following consultation with the Audit Committee, will make a determination in writing with regard to the attainment of Knowles’ performance targets for such performance period and will calculate the possible payout of incentive awards for each participant. The Compensation Committee will have the power and authority to reduce or eliminate for any reason the payout that would otherwise be payable to a participant based on the established target award and payout schedule.

Effective Date, Termination and Amendment. The Annual Incentive Plan became effective on January 1, 2014 and will continue until terminated by the Board. Subject to the limitations included in the Annual Incentive Plan, the Board may amend or modify the Annual Incentive Plan with respect to future performance periods prior to the beginning of any performance period.

New Plan Benefits

The following table shows the minimum and maximum cash amounts that may be earned by the following persons and groups pursuant to the Annual Incentive Plan based on the attainment of performance goals established by the Compensation Committee for the 2015 performance period. Amounts payable, if any, will be paid following the end of the performance period. The actual amounts that will be paid with respect to the 2015 performance periods are not determinable until after the conclusion of the 2015 performance period. No compensation will be paid under the Annual Incentive Plan to 162(m) covered employees for performance periods commencing on and after January 1, 2015 if the material terms of the Annual Incentive Plan are not approved by stockholders.

Plan Participant	Dollar Value ($)
Jeffrey S. Niew
President & Chief Executive Officer	$0 to $1,500,000
John S. Anderson
Senior Vice President & Chief Financial Officer	$0 to $518,000
Michael A. Adell
Co-President, Mobile Consumer Electronics — Microphones	$0 to $260,000
Christian U. Scherp
Co-President, Mobile Consumer Electronics — Speakers & Receivers	$0 to $380,000
Daniel J. Giesecke
Senior Vice President & Chief Operating Officer	$0 to $260,000
Executive Officer Group (12), including the above	$0 to $4,850,000

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PERFORMANCE MEASURES UNDER THE KNOWLES CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

Proposal 5 — Approval of the Performance Measures under the Knowles Corporation 2014 Equity and Cash Incentive Plan

Stockholders will be asked at the Meeting to also approve the material terms of the performance measures used for performance-based equity awards granted under the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “2014 Incentive Plan”), in accordance with Section 162(m). The 2014 Incentive Plan was approved by Dover Corporation, as Knowles’ sole stockholder, prior to the spin-off in February 2014. Stockholders are being asked to approve the performance measures under the 2014 Incentive Plan so that certain compensation paid under the 2014 Incentive Plan may qualify as performance-based compensation under Section 162(m), assuming other applicable regulatory requirements are satisfied. Stockholders are not being asked to approve an increase in the number of shares available under the 2014 Incentive Plan or an amendment to any provision of the 2014 Incentive Plan.

Under the 2014 Incentive Plan, various forms of awards may be granted to eligible participants, as discussed in further detail below. The 2014 Incentive Plan allows for the grant of performance-based compensation. The grant, vesting, crediting and/or payment of performance-based compensation, if any, will be based or conditioned on the achievement of objective performance measures established in writing by the Compensation Committee.

As discussed in Proposal 4, Section 162(m) limits the deduction for federal income tax purposes of compensation for the 162(m) covered employees” to $1 million per year, unless such compensation qualifies as “performance-based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) covered employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members meeting the definition of “outside director” as defined in Section 162(m). In addition, the measures established by such a committee, which in our case would be the Compensation Committee, must be based upon performance measures, the material terms of which are approved by the stockholders. In the context of a spin-off, that stockholder approval must be obtained no later than the first annual meeting of stockholders that occurs after the first anniversary of the effective date of the spin-off.

We are accordingly requesting the stockholders to approve the material terms of the performance measures for the 2014 Incentive Plan in accordance with Section 162(m).

The following is a description of the material terms of the performance measures and certain other material terms of the 2014 Incentive Plan. This description is qualified in its entirety by reference to the 2014 Incentive Plan, a copy of which has been included as Appendix B to this proxy statement.

Material Terms of the Performance Measures

Participants. Non-employee directors of Knowles and salaried officers and other key employees of Knowles and its affiliates are eligible to participate in the 2014 Incentive Plan. As of March 9, 2015 approximately 850 employees and seven non-employee directors were eligible to participate in the 2014 Incentive Plan.

Award Limits. The maximum number of shares of common stock subject to any award intended to comply with Section 162(m) that may be granted under the 2014 Incentive Plan during any fiscal year of Knowles to any participant is 2,000,000 stock options or stock appreciation rights (“SSARs”), 500,000 shares of restricted stock, and 500,000 restricted stock units. Under the 2014 Incentive Plan, no employee will be granted any performance share award intended to comply with Section 162(m) that could result in the participant receiving more than 500,000 shares of common stock for any performance period and no employee will be granted a cash performance award intended to comply with Section 162(m) that could result in a participant receiving a payment of more than $10,000,000 for any performance period. The performance period for cash performance awards and performance share awards will not be less than three full fiscal years of Knowles, including the year in which an award is made, and may be shorter in the case of other awards. The foregoing share limits are subject to adjustment, as described below, in accordance with the terms of the 2014 Incentive Plan.

Performance Measures. To the extent an award is intended to qualify as performance-based compensation under Section 162(m), the performance measures to be used under the 2014 Incentive Plan will be based on one or more of the following performance criteria either individually, alternatively, or in any combination applied either to Knowles, as a whole or to a subsidiary, a division, affiliate, business segment, or any business unit thereof, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, or on an absolute basis or relative to previous year’s results or to a designated comparison group, in either case as specified by the Compensation Committee in the award: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of Knowles’ or an affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Knowles or an affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of Knowles’ common stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; and (xx) the growth in the value of an investment in Knowles’ common stock assuming the reinvestment of dividends.

To the extent permitted under Section 162(m), but only to the extent permitted under Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may provide that, in measuring achievement of the performance targets, adjustments shall be made for the following: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-US. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles or any acquisition or divestiture; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by Knowles achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation.

Summary Description of the 2014 Incentive Plan

Under the 2014 Incentive Plan, Knowles may grant: nonqualified stock options; incentive stock options; SSARs; cash performance awards; restricted stock; restricted stock units; performance shares; deferred stock units and directors’ shares (collectively, the “Awards”). The 2014 Incentive Plan is intended to promote the long-term success of Knowles by providing salaried officers and other key employees of Knowles and its affiliates with long-range and medium-range inducement to remain with the organization and to encourage them to increase their efforts to make Knowles successful.

Administration. The 2014 Incentive Plan contemplates that the 2014 Incentive Plan will be administered and interpreted by the Compensation Committee. To the extent permitted by Delaware law, the Compensation Committee may delegate all or a portion of its authority with regard to the 2014

Incentive Plan to the chief executive officer, except that the Compensation Committee may not delegate its power to grant Awards to individuals subject to Section 16 of the Exchange Act or 162(m) covered employees.

Available Shares. A total of 12,000,000 shares of common stock were initially reserved for issuance under the 2014 Incentive Plan. The maximum number of shares issuable under the 2014 Incentive Plan is subject to adjustments resulting from stock dividends, stock splits, recapitalizations, reorganizations and other similar changes. Shares issued pursuant to stock options and SSARs will reduce the shares available for Awards under the 2014 Incentive Plan by one share for every one share granted. Shares issued pursuant to performance share awards, restricted stock, restricted stock units, directors’ shares and deferred stock units will reduce the shares available for Awards under the 2014 Incentive Plan by three shares for every one share issued. Cash performance awards do not count against the pool of available shares. The number of shares issued when an Award is exercised, vests or is paid out will count against the pool of available shares, including shares withheld to pay taxes or an option’s exercise price. Shares subject to an Award under the 2014 Incentive Plan that is cancelled, terminated, or forfeited or that expires will be available for reissuance under the 2014 Incentive Plan. On March 9, 2015, the closing sales price per share of Knowles common stock as reported on the New York Stock Exchange was $19.63.

Adjustment. In the event of any change in the common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of Knowles, if all or substantially all of the assets of Knowles are transferred to any other corporation in a reorganization, or in the event of a payment of a dividend or distribution to the stockholders in a form other than shares of common stock (and other than normal cash dividends) that has a material effect on the fair market value of the shares of common stock, appropriate adjustments shall be made by the Compensation Committee in the number and class of shares subject to the 2014 Incentive Plan, the annual Award limits, and/or other value determinations applicable to the 2014 Incentive Plan or outstanding Awards.

Effective Date, Termination, and Amendment. The 2014 Incentive Plan became effective on February 28, 2014 and will terminate on February 27, 2024. Except as described below, the Board may amend the 2014 Incentive Plan as it deems necessary or appropriate or terminate the 2014 Incentive Plan at any time. Without the approval of stockholders, the Board cannot: (i) increase the maximum number of shares available for Awards under the 2014 Incentive Plan or change the class of employees eligible to receive any Awards; (ii) extend beyond 120 months from the date of the grant the period within which an option or SSAR may be exercised; (iii) make any other amendment that would require stockholder approval under applicable law or regulation or rule of the principal stock exchange on which shares of Knowles common stock are traded; or (iv) change the class of persons eligible to receive incentive stock options. In addition, without stockholder approval, the Board cannot approve either the cancellation of outstanding options or SSARs in exchange for cash or substitute awards having a lower exercise price or base price, or amend outstanding options or SSARs to reduce the exercise price or base price thereof (except in certain situations in connection with a change in control).

Change in Control. Vesting of outstanding Awards to employees under the 2014 Incentive Plan accelerates upon the consummation of a change in control (as defined in the 2014 Incentive Plan) and one of the following double-trigger vesting requirements: (i) involuntary termination of employment other than for cause, death or disability within 18 months of the change in control; (ii) a resignation for good reason within 18 months of the change in control; or (iii) outstanding Awards are not replaced with awards or grants that preserve the existing value of the Awards, the Awards are not assumed by a successor or affiliate, or the Awards are impaired in value or rights. In addition, the Compensation Committee has the right to take such other action with respect to Awards in connection with a change in control as it determines to be appropriate.

Tax Matters

In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of a nonqualified stock option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the shares of common stock purchased over their exercise price. In the case of “incentive stock options,” within the meaning of Section 422 of the Code, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time SSARs are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the fair market value of any shares of common stock delivered. A participant who is granted shares of restricted stock, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted stock is granted, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of common stock at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is granted in an amount equal to the fair market value of the shares on that date. The taxation of other stock-based Awards will depend on how such Awards are structured. Generally, a participant who is granted an Award of restricted stock units, including restricted stock units subject to performance conditions, or some other performance unit will not recognize taxable income at the time such Award is granted. When the restrictions applicable to the Award lapse, and the shares of common stock subject to the restricted stock units or other Award are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of common stock on the date of transfer and the amount of any cash paid.

Subject to the Section 162(m) deduction limitation described above, Knowles may deduct, as a compensation expense, the amount of ordinary income recognized by a participant in connection with the 2014 Incentive Plan at the time such ordinary income is recognized by that participant.

New Plan Benefits

The number of performance-based awards granted under the 2014 Incentive Plan in any year is subject to the Compensation Committee’s discretion and is, therefore, not determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PERFORMANCE MEASURES UNDER THE KNOWLES CORPORATION 2014 EQUITY AND CASH INCENTIVE PLAN.

Equity Compensation Plan Table

We currently maintain equity compensation plans that provide for the issuance of Knowles stock to directors, executive officers and other employees. The following table sets forth information regarding outstanding options and shares available for future issuance under these plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by shareholders	2,783,312	25.53	8,240,061
Equity compensation plans not approved by shareholders	—	0	—

Column (a) consists of shares issuable pursuant to outstanding restricted stock unit, SSAR and stock option awards under the Company’s 2014 Incentive Plan. A portion of these awards were issued to our employees in substitution for such employees’ outstanding awards of our former parent company. Restricted stock units are not reflected in the weighted exercise price in column (b).

Column (c) consists of shares available for future issuance under the 2014 Incentive Plan. The 2014 Incentive Plan provides for stock options and SSAR grants, restricted stock awards, restricted stock unit awards, performance share awards, cash performance awards, directors’ shares and deferred stock units. Shares subject to stock options and SSARs will reduce the shares available for awards under the 2014 Incentive Plan by one share for every one share granted. Performance share awards, restricted stock, restricted stock units that are settled in shares of common stock, directors’ shares and deferred stock units will reduce the shares available for awards under the 2014 Incentive Plan by three shares for every one share awarded. Cash performance awards do not count against the pool of available shares. The number of shares earned when an award is exercised, vests or is paid out will count against the pool of available shares, including shares withheld to pay taxes or an option’s exercise price. Shares subject to an award under the 2014 Incentive Plan that is cancelled, terminated or forfeited or that expires will be available for reissuance under the 2014 Incentive Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2014 compensation practices, programs, and decisions for our Named Executive Officers (“NEOs”).

Spin-off from Dover Corporation

On February 28, 2014, our former parent company, Dover, completed the spin-off of Knowles into an independent, publicly-traded company. Knowles was a wholly-owned subsidiary of Dover prior to such date.

For 2014, the Compensation Committee of Dover’s Board of Directors (the “Dover Committee”) determined the compensation of Mr. Niew and Mr. Anderson, as well as the equity grants for each of the executive officers. The Compensation Committee of the Knowles Board of Directors (the “Knowles Committee”) approved the merit increases for the other Knowles executive officers. Following the spin-off, the Knowles Committee is responsible for the Company’s executive compensation matters. The duties of the Knowles Committee are described in more detail in “Item 1 — Board of Directors” section of this Proxy Statement.

In November 2013, the Dover Committee approved one-time Founders’ restricted stock unit (“RSU”) and stock option awards (the “Founders’ Grants”) to certain executive officers and select key employees. These Founders’ Grants were granted five days after spin-off, on March 7, 2014, under the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “2014 Incentive Plan”). In addition, at the time of the spin-off, Dover equity grants held by Knowles employees were converted into Knowles equity, with performance shares with a performance period ending after the spin-off converted into time-based RSUs. See the “2014 Outstanding Equity Awards Table” at Fiscal Year-End.

2014 Overview

2014 Named Executive Officers

•	Jeffrey Niew, President & Chief Executive Officer (“CEO”)

•	John Anderson, Senior Vice President & Chief Financial Officer

•	Michael Adell, Co-President, Mobile Consumer Electronics — Microphones

•	Christian Scherp, Co-President, Mobile Consumer Electronics — Speakers & Receivers

•	Daniel Giesecke, Senior Vice President & Chief Operating Officer

2014 Performance

2014 was a challenging year for Knowles, and we did not meet our financial objectives. However, we made significant progress during our first year as an independent public company that we believe will position us for future growth. We saw significant revenue growth with China OEMs largely driven by our integrated audio solutions roadmap and a continuation of multi mic adoption. We made great headway with our intelligent audio products and have even greater conviction in the value proposition of these solutions. We remain ahead of schedule in our forecasted annualized cost savings related to our global operations strategy.

Key 2014 financial results that impacted compensation decisions include:

•	Revenue of $1,141,300,000

•	Adjusted earnings before interest and income taxes (“Adjusted EBIT”) of $113,400,000

•	Non-GAAP diluted earnings per share of $1.10

Please refer to “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Knowles’ Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 25, 2015 for a reconciliation of Adjusted EBIT and Non-GAAP diluted earnings per share.

2014 Say-on-Pay Vote

The Knowles Committee considers whether Knowles’ executive compensation program is aligned with the interests of Knowles’ stockholders. As part of that review, the Knowles Committee considered the approval by more than 97% of the votes cast for the Knowles’ “say-on-pay” vote at the 2014 Annual Meeting of Stockholders and determined that the executive compensation philosophy and compensation elements continued to be appropriate. No changes were made to the executive compensation program in response to the 2014 “say-on-pay” vote. The Knowles Committee intends to engage with stockholders about executive pay matters as appropriate in the future.

2014 Target Direct Compensation Overview

The table below breaks down total target compensation by element for each NEO for the 2014 executive compensation program, including the one-time Founders’ Grants. These elements of compensation are described in more detail in “2014 NEO Compensation Decisions.”

2014 Total Target Direct Compensation by Element
Executive	Base Salary	Target Annual Incentive	Long-term Incentive	Total	2014 Founders’ Grants
Jeffrey S. Niew	$625,000	$750,000	$2,500,000	$3,875,000	$4,000,000
John S. Anderson	$370,000	$259,000	$700,000	$1,329,000	$750,000
Michael A. Adell(1)	$325,000	$130,000	$600,000	$1,055,000	$1,000,000
Christian U. Scherp	$380,000	$190,000	$300,000	$870,000	$1,000,000
Daniel J. Giesecke	$300,000	$120,000	$300,000	$720,000	$1,000,000

(1)	Mr. Adell’s 2014 annual long-term incentive grant value includes $300,000 in additional long-term incentive awards, which are discussed in more detail in “2014 NEO Compensation Decisions.”

NEO Pay Practices

Compensation Philosophy

Knowles’ executive compensation programs are designed to achieve the following key objectives:

•	Motivate executives to enhance long-term stockholder value

•	Reinforce Knowles’ pay for performance culture by aligning executive compensation with Knowles’ business objectives and financial performance

•	Provide a total compensation opportunity that allows Knowles to attract and retain talented executives

•	Use incentive compensation to promote desired behavior without encouraging unnecessary and excessive risk-taking.

The tables below highlight certain executive compensation practices applicable to Knowles’ current NEOs that the Knowles Committee believes support these objectives and further aligns the interests of our NEOs with our stockholders, as well as practices that are not employed because we do not believe they would serve our stockholders’ long-term interests.

What We Do

•  Pay for Performance: On average, approximately 68% of NEO total target direct compensation is performance-based and is tied to financial and individual performance and/or the performance of our stock price

• Emphasize Long-term Performance: On average, over 50% of 2014 NEO total target direct compensation is equity-based, with vesting over three years

•  Require “Double-Trigger” upon a Change in Control for Equity Acceleration: Long-term incentive award grants provide for accelerated vesting upon a change in control if the NEO is involuntarily terminated without cause or resigns for good reason in connection with or during a limited period following a change in control

• Mitigate Undue Risk: The executive compensation programs are designed to discourage inappropriate risk-taking
• Maintain Rigorous Stock Ownership Guidelines: Minimum ownership requirement for the CEO is 5x base salary; minimum ownership requirement for other Section 16 officers is 3x base salary
• Engage Independent Consultant: The Committee engages an independent compensation consultant that does not provide any other services to Knowles
• Employ an Independent Chairman of the Board: The Chairman provides effective independent Board leadership and oversight of management
• Prohibit Employee and Director Pledging and Hedging of Company Securities

Role of the Compensation Committee

For 2014, the Dover Committee determined the target compensation levels for Mr. Niew and Mr. Anderson, as well as 2014 equity grants for each of the NEOs. The Knowles’ Committee approved the merit increases for the other Knowles executive officers.

Since the spin-off and going forward, the Knowles Committee is responsible for approving the compensation of the CEO and other NEOs based on the recommendations of the CEO with respect to the other NEOs. The Knowles Committee is also responsible for approving the overall levels of equity to be granted each year, among other duties expressed in its charter. The Knowles Committee relies on its own review and advice of its independent advisor in establishing CEO pay, without the involvement of the CEO.

Role of Management

For 2014, Dover’s CEO was responsible for making recommendations to the Dover Committee regarding Mr. Niew and Mr. Anderson’s 2014 target compensation levels and for approving the non-equity compensation of the other NEOs based on Mr. Niew’s recommendations.

Since the spin-off and going forward, Knowles’ CEO makes compensation recommendations to the Knowles Committee for the other NEOs, based on an assessment of individual and corporate performance. Management personnel prepare compensation information and performance assessments for the Knowles Committee.

Independent Advisor to the Committee

Prior to the spin-off, the Dover Committee engaged Towers Watson on Knowles’ behalf. Duties performed by Towers Watson included the creation of the pre spin-off peer group used for 2014 pay decisions, analysis of market pay levels and practices, and analysis of compensation in recent spin-offs.

After the spin-off, the Knowles Committee engaged Semler Brossy Consulting Group (“Semler Brossy”) as its independent advisor. Semler Brossy’s duties include preparation of material for the Knowles Committee’s NEO pay analysis, review of Knowles’ historical peer group, recommendation of independent director compensation, discussion and analysis of potential incentive programs, and work on behalf of the Knowles Committee to review management’s recommendations to the Knowles Committee about executive pay matters. Semler Brossy has been retained by and reports directly to the Knowles Committee, and does not provide any services to Knowles other than those described above. The Knowles Committee assessed Semler Brossy’s independence in light of the SEC requirements and NYSE listing standards and determined that Semler Brossy’s work did not raise any conflict of interest or independence concerns.

Peer Group and Market Data

The Knowles Committee periodically examines market data to understand both pay levels and pay practices. This data includes a peer group that consists of similarly-sized companies that the Knowles Committee believes is an appropriate list of competitors for business and/or talent.

The peer group below was approved by the Dover Committee in August 2013 and used to evaluate 2014 NEO compensation decisions.

2014 Peer Group

Atmel	LSI
AVX	Methode Electronics
Ciena	Microsemi
Cirrus Logic	Molex
Cree	RF Micro Devices
Cypress Semiconductor	Silicon Laboratories
Fairchild Semiconductor	Skyworks Solutions
Interdigital	Vishay Intertechnology
Littelfuse

In addition, the Dover Committee used survey data from Towers Watson as well as Towers Watson’s analysis of recent spin-offs in determining the initial structure of post-spin-off Knowles NEO pay levels, Knowles equity plan design and long-term incentive grants.

In May 2014, the Knowles Committee approved changes to the peer group based on input from management and Semler Brossy. The revised peer group will be used to evaluate 2015 compensation decisions.

The Knowles Committee considered the following general criteria in reviewing the peer group:

•	Companies that are publicly traded on US stock exchanges;

•	Companies in the same or similar lines of business;

•	Companies that serve similar customers;

•

Companies with revenue of approximately 0.5x to 2.0x Knowles’ revenue and within a reasonable size range of Knowles with respect to other financial and operating metrics such as market capitalization and earnings before interest and taxes; and

•	Companies headquartered in high technology regions such as Silicon Valley.

Based on these criteria as well as other qualitative considerations, the Committee removed the following six companies from the peer group: AVX, Interdigital, LSI, Methode Electronics, Molex, and Silicon Laboratories, and added the following three companies to the peer group: International Rectifier, JDS Uniphase, and Synaptics.

NEO Pay Programs

Knowles’ ongoing NEO pay program consists of three primary elements: base salary, annual cash incentive opportunity, and long-term equity opportunity, as described in the table below. In 2014, Knowles’ compensation program also included one-time Founders’ Grants made in connection with the spin-off. The table includes a summary of 2014 decisions related to these elements, which are described in more detail in “2014 NEO Compensation Decisions”. In addition to these elements, NEOs participate in benefits and other programs as described in “Other Compensation Programs and Policies”.

Pay Element	Purpose	Terms	2014 Decisions
Salary	Provide a competitive level of fixed compensation to attract and retain talented executives.	Reviewed annually and adjusted depending on an executive’s responsibilities, performance, skills and experience as compared with relevant market data.	The base salaries of Messrs. Niew, Adell, Anderson, and Giesecke were increased in consideration of their expanded roles and responsibilities following the spin-off.
Annual Incentive	Motivate and reward executives for achieving financial and individual performance goals.

Cash payment determined based upon achievement of pre-established financial goals and individual strategic objectives.

2014 financial goals were based on revenue and Adjusted EBIT achievement for Knowles or the NEO’s business unit, as applicable.

Target opportunity for each NEO expressed as a percentage of base salary; actual payouts can range from 0% to 200% of target, based upon performance.

The annual incentive targets for Messrs. Niew and Anderson were increased based on their expanded roles and responsibilities following the spin-off.

For 2014, each NEO’s threshold financial goals were not met. This financial component paid out at 0% of target for each NEO. The average payout on the individual strategic objectives was 128% of target.

Pay Element	Purpose	Terms	2014 Decisions
Long-term Incentive Founders’ Grants	Motivate and reward executives’ contributions to enhancing long-term stockholder value and the achievement of long-term business objectives. Retention vehicle over the multi-year vesting period.

The value of annual grants was determined based on an executive’s individual performance and market data.

The value of Founders’ Grants was determined based on market pay practices.

Annual grants and Founders’ Grants vest ratably over time to encourage retention.

Stock options create value only to the extent Knowles’ stock price appreciates over the stock price at the time of grant.

Restricted stock units will reward executives for stock price appreciation, while providing more stable value to enhance executive retention.

Annual grants of stock options and restricted stock units were awarded to NEOs in March 2014 based on their individual performance and market data.

NEOs and select key employees of the Company were awarded Founders’ Grants in the form of stock options and restricted stock units in March 2014 in connection with the spin-off.

Stock options represented 60% and restricted stock units represented 40% of the total award value for both the annual grants and Founders’ Grants.

2014 NEO Compensation Decisions

This section describes the decisions that were made as to how to pay our NEOs in 2014, by pay element: base salary, annual incentive opportunity, long-term incentive opportunity and Founders’ Grants.

2014 Total Target Direct Compensation by Element
Executive	Base Salary	Target Annual Incentive	Long-term Incentive	Total	2014 Founders’ Grants
Jeffrey S. Niew	$625,000	$750,000	$2,500,000	$3,875,000	$4,000,000
John S. Anderson	$370,000	$259,000	$700,000	$1,329,000	$750,000
Michael A. Adell (1)	$325,000	$130,000	$600,000	$1,055,000	$1,000,000
Christian U. Scherp	$380,000	$190,000	$300,000	$870,000	$1,000,000
Daniel J. Giesecke	$300,000	$120,000	$300,000	$720,000	$1,000,000

(1)	Mr. Adell’s 2014 annual long-term incentive grant value in the table above includes $300,000 in additional long-term incentive awards, which are discussed in more detail further in this section.

Base Salary

Our NEOs’ base salaries are intended to provide a competitive level of fixed compensation in order to attract and retain talented executives. Base salaries are generally set based on the executive’s responsibilities, performance, skills, and experience as compared with relevant market data. The table below compares each executive’s 2013 (pre-spin-off) and 2014 (post-spin-off) base salaries.

Executive	2013 Base Salary	2014 Base Salary	% Increase
Jeffrey S. Niew	$525,000	$625,000	19%
John S. Anderson	$335,000	$370,000	10%
Michael A. Adell	$285,000	$325,000	14%
Christian U. Scherp	$380,000	$380,000	—
Daniel J. Giesecke	$275,000	$300,000	9%

As shown in the table above, several NEOs received merit salary increases in 2014 that took effect at the time of the spin-off. With respect to Messrs. Niew and Anderson, these base salary increases were approved by the Dover Committee in consideration of their expanded roles and responsibilities following the spin-off. Mr. Adell’s base salary increase was approved by the Knowles Committee in order to bring his base salary further in line with the compensation paid to other executives within the Knowles’ organization and relevant market data.

Annual Incentive

Knowles’ annual incentive program is designed to motivate and reward executives for achieving financial and individual performance objectives. The potential payout ranges from 0% to 200% of the executive’s target annual incentive opportunity based on the achievement of the underlying performance objectives. The specific payout percentages by performance levels are 0% for below threshold, 50% for threshold, 100% for target, 150% for maximum, and 200% for supermax. There is interpolation of percentage payouts for performance between the levels described above.

The NEOs’ annual incentive targets are defined as a percentage of their base salary and are determined based on the executive’s responsibilities, skills, and experience as compared with relevant market data. The following table compares each executive’s 2013 (pre-spin-off) and 2014 (post-spin-off) annual incentive targets:

	2013 Annual Incentive Target		2014 Annual Incentive Target
Executive	% of Salary	$	% of Salary(1)	$
Jeffrey S. Niew	100%	$525,000	120%	$750,000
John S. Anderson	50%	$167,500	70%	$259,000
Michael A. Adell	40%	$114,000	40%	$130,000
Christian U. Scherp	50%	$190,000	50%	$190,000
Daniel J. Giesecke	40%	$110,000	40%	$120,000

(1)	Annual incentive target percentages are calculated from the salary in the respective year.

As shown in the table above, for 2014, Messrs. Niew and Anderson received increases in their target annual incentive opportunities from 100% to 120% of base salary for Mr. Niew and from 50% to 70% of base salary for Mr. Anderson. The Dover Committee approved these increases in November 2013, in recognition of the expanded responsibilities following the spin-off as CEO and CFO, respectively, of a publicly-traded company. Messrs. Adell, Scherp, and Giesecke’s 2014 annual incentive targets were established by the Knowles Committee in February 2014.

The NEOs’ annual incentive program is based on a combination of financial metrics (60% of target) and strategic personal objectives (40% of target). The Knowles Committee believes that balancing the measurement of performance between financial and strategic personal objectives is an important factor post-spin-off in mitigating risk and supporting long-term value creation for Knowles’ stockholders. Messrs. Adell and Scherp are business unit heads of Mobile Consumer Electronics (“MCE”) — Microphones and Mobile Consumer Electronics — Speakers and Receivers, respectively. As such, their annual incentive is based partially on the performance of their respective business unit. The following table sets forth the weighting of financial (corporate and business unit) and personal objectives for each NEO:

	Knowles Corporate		Business Unit		Personal Objectives
Executive	Revenue	Adjusted EBIT(1)	Revenue	Adjusted EBIT(1)
Jeffrey S. Niew	35%	25%	—	—	40%
John S. Anderson	35%	25%	—	—	40%
Michael A. Adell	10%	—	25%	25%	40%
Christian U. Scherp	10%	—	25%	25%	40%
Daniel J. Giesecke	35%	25%	—	—	40%
(1)	Adjusted EBIT is defined by the Company as income before (i) interest expense, (ii) tax expense, (iii) stock-based compensation expense, (iv) intangibles amortization expense, (v) fixed asset and related inventory charges, (vi) restructuring charges, (vii) production transfer costs (one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities) and (viii) other charges, primarily related to the resolution of customer claims for products no longer produced.

The Knowles Committee approved revenue and Adjusted EBIT goals for the 2014 annual incentive in February 2014 based on Knowles’ business plan. The charts below show the actual performance goals and performance range for Knowles corporate revenue and Adjusted EBIT. For the MCE business units, the charts below show only the performance range, due to competitive concerns. The Knowles Committee set the targets to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the business forecast of the Company and business units at the time the measures were approved.

Adjusted Earnings before Interest and Income Taxes (“Adjusted EBIT”)

NOTE: Due to restructuring charges recorded in the first half of 2014, the MCE Speaker and Receiver Products Adjusted EBIT goals were based on the second half of 2014, rather than for the full year.

As noted above, 40% of the 2014 annual incentive opportunity was subject to the achievement of multiple individual performance objectives, which varied by NEO. In the case of Mr. Niew, his personal objectives related to managing investor relations and various strategic initiatives with respect to emerging technologies, Knowles’ global footprint and corporate development strategy. Mr. Anderson’s personal objectives related to managing investor relations and various initiatives with respect to Knowles’ global footprint and tax planning and compliance. Mr. Adell’s personal objectives related to driving profitable SiSonic growth, design-win and premium share, supporting MCE growth, and strategic growth initiatives in Integrated Audio and Advanced Audio. Mr. Scherp’s personal objectives related to restructuring, reducing overhead, managing key client relationships, driving sales for Integrated Audio Solutions, and establishing infrastructure in China. Mr. Giesecke’s personal objectives related to operations restructuring, value creation, and key new product and automation introductions. The Knowles Committee believes that the personal objectives established for each of the NEOs are supportive of Knowles’ overall business plan and are indicators of the executive’s success in fulfilling his responsibilities to the Company. The performance levels for the individual performance objectives were designed to be achievable, but required strong and consistent performance by the NEO.

The table below presents the results of our NEOs’ financial goals and personal objectives versus target, as well as the corresponding annual incentive payouts.

Executive	2014 Performance % of Target			2014 Actual Annual Incentive
	Financial (60%)	Personal Objectives (40%)	Total	% of Salary	$
Jeffrey S. Niew	0%	100%	40%	48%	300,000
John S. Anderson	0%	165%	66%	46%	170,940
Michael A. Adell	0%	70%	28%	11%	36,400
Christian U. Scherp	0%	125%	50%	25%	95,000
Daniel J. Giesecke	0%	180%	72%	29%	86,400

Long-term Incentive

Knowles’ long-term incentive program is designed to motivate and reward executives’ contributions to enhancing long-term stockholder value and the achievement of long-term business objectives.

Knowles adopted a new long-term incentive plan prior to the spin-off in February 2014.

•	The long-term incentive plan allows the Knowles Committee to award various forms of long-term incentive grants, including stock options, restricted stock units and performance-based awards.

•

The Knowles Committee has sole discretion in selecting participants for long-term incentive grants and the Knowles Committee approves all equity grants made to the NEOs and other senior executives designated as executive officers under Rule 16a-1(f) under the Securities Exchange Act of 1934.

•

When making regular annual equity grants, the Committee’s practice is to approve them during the February Committee meeting each year. The grant date of the regular annual equity grants is the date upon which the committee approves the award or, if such date is during a blackout period, the first business day of the month subsequent to the committee meeting which is during an open trading period.

In November 2013, the Dover Committee determined the value of the 2014 annual long-term incentive grants based on the executive’s responsibilities, skills, and experience as compared with relevant market data. The Dover Committee granted executives a combination of stock options and restricted stock units, which were awarded five business days after the spin-off, as follows:

Executive	2014 Annual Long-term Incentive Grants
	Options	RSUs	Total
Jeffrey S. Niew	$1,500,000	$1,000,000	$2,500,000
John S. Anderson	$420,000	$280,000	$700,000
Michael A. Adell(1)	$360,000	$240,000	$600,000
Christian U. Scherp	$180,000	$120,000	$300,000
Daniel J. Giesecke	$180,000	$120,000	$300,000

(1)	Mr. Adell’s 2014 annual long-term incentive grant values in the table above include an additional $300,000 in long-term incentive awards, which are discussed below.

Stock options (60% of grant value) were granted because these awards create value only to the extent Knowles’ stock price appreciates over the stock price at the time of grant of the award. Restricted stock units (40% of grant value) were granted because these awards reward executives for stock price appreciation, while providing more stable value to enhance executive retention. Both the stock options and restricted stock units vest ratably over time to encourage retention.

In addition to his annual long-term incentive grant, in 2014, Mr. Adell received additional long-term incentive awards of stock options and restricted stock units with grant date fair values of $180,000 and $120,000, respectively. The Dover Committee approved these additional grants in consideration of Mr. Adell’s forfeiture of compensation under Dover’s Cash Compensation Plan in connection with the spin-off. The value of these additional grants is included in “2014 Annual Long-term Incentive Grants” table above.

In anticipation of the spin-off in November 2013, the Dover Committee approved one-time Founders’ Grants. The value of these one-time long-term incentive grants were determined based on the executive’s responsibilities as Knowles transitioned from a subsidiary of Dover to an independent public company, as well as relevant market data. The Founders’ Grants consisted of a combination of stock options and restricted stock units, and were granted five business days following the spin-off, as follows:

Executive	Founders’ Grants
	Options	RSUs	Total
Jeffrey S. Niew	$2,400,000	$1,600,000	$4,000,000
John S. Anderson	$450,000	$300,000	$750,000
Michael A. Adell	$600,000	$400,000	$1,000,000
Christian U. Scherp	$600,000	$400,000	$1,000,000
Daniel J. Giesecke	$600,000	$400,000	$1,000,000

Founders’ Grants were also made to other select key employees of the Company. These grants were intended to increase executive alignment with stockholders, encourage retention, accelerate alignment with stock ownership guidelines, and address the loss of value experienced when NEOs stopped participating in the Dover long-term Cash Performance Program. The Committee chose to make the Founders’ Grants in the form of stock options (60% of value) and restricted stock units (40%) to reward stock price appreciation and encourage retention.

In connection with the spin-off, certain stock appreciation rights and performance shares relating to Dover’s common stock were converted into Knowles stock appreciation rights and Knowles time-based restricted stock units, respectively. See the “2014 Outstanding Equity Awards at Fiscal Year-End 2014” table for further information regarding the converted equity.

Other Compensation Programs and Policies

Compensation Risk Assessment

Prior to the spin-off, Towers Watson conducted an analysis of whether Knowles’ compensation policies and practices create material risks to Knowles. The results of this analysis were reviewed by management and discussed with the Dover Committee. The Dover Committee concluded that Knowles’ compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

In November 2014, Towers Watson conducted an analysis of whether Knowles’ compensation policies and practices create material risks to Knowles. The results of this analysis were reviewed by management and the Knowles Committee. The Knowles Committee concluded that Knowles’ compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Severance and Change in Control Benefits

Knowles does not offer employment contracts to any of its NEOs; however, NEOs participate in Knowles’ Executive Severance Plan (the “Severance Plan”) and Senior Executive Change-In-Control Severance Plan (the “CIC Severance Plan”). These plans help accomplish Knowles’ objective of attracting and retaining talented executives. The Knowles Committee believes it is appropriate to provide executive officers with the compensation and protection under these plans. These plans reduce the need to negotiate individual severance arrangements with departing executives and protect Knowles’ executives from termination for circumstances not of their doing. The Committee also believes the change-in-control severance plan promotes management independence and helps retain, stabilize, and focus executives in the event of a potential change-in-control.

See the “Potential Payments upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding these plans and a quantification of the compensation to be received under these plans in the event of a change-in-control or termination of an NEO’s employment as of December 31, 2014.

Benefits

Knowles’ NEOs participate in retirement and benefit plans generally available to Knowles’ employees, and on the same terms as other employees. Knowles offers a 401(k) plan to substantially all U.S.-based employees and provides a company matching contribution denominated as a percentage of the amount of salary deferred into the plan by a participant during the course of the year.

Certain Knowles’ NEOs participated in a tax-qualified defined benefit pension plan, with benefits under the plan frozen as of December 31, 2013. In addition, certain of Knowles’ NEOs previously participated in a nonqualified pension replacement plan maintained by Dover. In connection with the spin-off, Knowles did not assume the liabilities with respect to the tax-qualified defined benefit pension plan, which stayed with Dover. However, in accordance with the terms of the pension replacement plan, benefits under the pension replacement plan were distributed by Dover to Knowles’ employees in connection with the spin-off.

Knowles provides the NEOs with limited perquisites, such as executive life insurance, that we believe are consistent with competitive pay practices. In addition, executives are also eligible to receive expatriate benefits in accordance with Knowles’ expatriate policy. In 2014, Mr. Scherp received certain benefits related to his international relocation. See the “All Other Compensation” table for further information regarding the expatriate benefits received by Mr. Scherp during 2014.

Share Ownership Guidelines

Knowles has stock ownership guidelines for NEOs of 5x base salary for the CEO and 3x base salary for the other NEOs. NEOs have five years from the date on which they become subject to the guidelines to satisfy the applicable guideline level. For the purposes of these guidelines, ownership includes shares owned outright or held in a trust by the individual and jointly with, or separately by, the individual’s spouse and/or children sharing the same household as the individual, shares held through Knowles’ 401(k) plan, share units held through Knowles’ Deferred Compensation Plan, and the “in-the-money” value of vested, unexercised stock options and SSARs.

As of March 10, 2015, all of our NEOs were in compliance with this policy or are expected to become compliant during the five-year period.

Tax Deductibility; Section 162(m)

As a publicly-traded company, Knowles is subject to Section 162(m) of the Internal Revenue Code which limits Knowles’ ability to deduct for U.S. income tax purposes compensation in excess of $1 million paid to the NEOs (excluding Mr. Anderson) unless the compensation is performance-based under Section 162(m). The Committee considers tax deductibility to be an important, but not the sole or primary, consideration in setting executive compensation. Because the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable Knowles to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee:

Richard K. Lochridge (Chair)*

Ronald Jankov*

Donald Macleod*

*Appointed to the Compensation Committee of the Board of Directors in February 2014.

2014 Summary Compensation Table

The following table sets forth information regarding 2014 and, to the extent required, 2013 and 2012 compensation for each of our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jeffrey S. Niew, President & Chief Executive Officer	2014	591,635	2,599,998	3,899,999	300,000	128,000	20,105	7,539,737
	2013	525,000	167,941	516,510	741,430	391	10,880	1,962,152
	2012	525,000	165,122	509,599	1,899,532	181,301	7,040	3,287,594
John S. Anderson, Senior Vice President & Chief Financial Officer	2014	349,981	579,998	869,992	170,940	12,000	16,300	1,999,211
	2013	335,000	67,192	206,592	742,067	4,865	8,040	1,363,756
	2012	325,000	66,078	203,851	823,526	50,569	9,893	1,478,917
Michael A. Adell, Co-President, Mobile Consumer Electronics — Microphones	2014	313,558	640,003	959,994	36,400	0	14,453	1,964,408
	2013	285,000	0	137,742	721,892	0	20,209	1,164,843
	2012	273,926	0	135,900	607,362	0	17,552	1,034,740
Christian U. Scherp, (6) Co-President, Mobile Consumer Electronics — Speakers & Receivers	2014	380,000	520,023	779,994	95,000	0	352,182	2,127,199
Daniel J. Giesecke, (6) Senior Vice President & Chief Operating Officer	2014	287,789	520,023	779,994	86,400	0	18,086	1,692,292

(1)	The 2014 amounts represent Founders’ and annual long-term incentive grants of RSUs, which were made on March 7, 2014, five days after the spin-off. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) and do not correspond to the actual value that might be realized by the NEOs. See Note 10 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating the amounts reported.

(2)	The 2014 amounts represent Founders’ and annual long-term incentive grants of nonqualified stock options, with a grant date fair value of $13.50 and $11.25, respectively. These stock option grants were made on March 7, 2014, five days after the spin-off. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that might be realized by the NEOs. See Note 10 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating the amounts reported.

(3)	The 2014 amounts represent the annual incentive bonus received by each NEO under the 2014 annual incentive program. Amounts reported for 2013 and 2012 include annual incentive bonuses that were reported in the “bonus” column in previous years. Because such amounts are considered non-equity incentive plan compensation under the SEC executive compensation disclosure rules, we have updated the prior years’ non-equity incentive plan compensation amounts to include such annual incentive payouts. Accordingly, the 2013 and 2012 amounts include annual incentives paid under Dover’s annual bonus programs and payouts earned under Dover’s cash performance awards for the three-year performance periods ended on December 31, 2013 and December 31, 2012.

(4)	Amounts represent changes in the present value of accumulated benefits under the Pension Replacement Plan, a legacy Dover plan.

(5)	Amounts included in this column for 2014 are set forth by category in the 2014 All Other Compensation Table below.

(6)	Messrs. Scherp and Giesecke were not NEOs prior to 2014.

2014 All Other Compensation Table

Name	401(k) Matching Contributions ($)	Discretionary Contributions to 401(k) Plan($)	Group Term Life Insurance($)	Expatriate Benefits (1)($)	Tax Reimbursements ($)(2)	Total($)
Jeffrey S. Niew	13,000	3,300	3,805	0	0	20,105
John S. Anderson	13,000	3,300	0	0	0	16,300
Michael A. Adell	13,000	0	1,453	0	0	14,453
Christian U. Scherp	13,000	0	1,280	131,983	205,919	352,182
Daniel J. Giesecke	13,000	3,300	1,786	0	0	18,086

(1)	The amount reported for Mr. Scherp represents expatriate benefits paid to or on behalf of Mr. Scherp in connection with his expatriate assignment, including expatriate medical coverage, an automobile lease, dependent education costs, airfare costs for home leave and a host housing allowance and utilities ($93,477). These expatriate expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Scherp, as applicable. For payments made in Euros, an average 2014 exchange rate of 1 US dollar equals 0.7537 Euro is used.

(2)	The amount reported for Mr. Scherp represents tax reimbursements related to his expatriate assignment.

Grants of Plan-Based Awards in 2014

The following table summarizes awards made to our NEOs in 2014. All equity awards were granted under the 2014 Incentive Plan. The table does not show equity awards granted by Dover prior to 2014 which were converted into Knowles equity awards in connection with the spin-off. Please see the “Outstanding Equity Awards at Fiscal Year-End 2014 Table” for a list of these awards.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type	Approval Date(1)	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Jeffrey S. Niew	Stock Options (2)	11/7/2013	3/7/2014	—	—	—	—	133,333	29.53	1,499,996
	Restricted Stock Units (3)	11/7/2013	3/7/2014	—	—	—	33,864	—	—	1,000,004
	Stock Options (4)	11/7/2013	3/7/2014	—	—	—	—	177,778	29.53	2,400,003
	Restricted Stock Units (5)	11/7/2013	3/7/2014	—	—	—	54,182	—	—	1,599,994
	Annual Incentive Plan (6)	—	—	375,000	750,000	1,500,000	—	—	—	—
John S. Anderson	Stock Options (2)	11/7/2013	3/7/2014	—	—	—	—	37,333	29.53	419,996
	Restricted Stock Units (3)	11/7/2013	3/7/2014	—	—	—	9,482	—	—	280,003
	Stock Options (4)	11/7/2013	3/7/2014	—	—	—	—	33,333	29.53	449,996
	Restricted Stock Units (5)	11/7/2013	3/7/2014	—	—	—	10,159	—	—	299,995
	Annual Incentive Plan (6)	—	—	129,500	259,000	518,000	—	—	—	—

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type	Approval Date(1)	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Michael A. Adell	Stock Options (2)	11/7/2013	3/7/2014	—	—	—	—	32,000	29.53	360,000
	Restricted Stock Units (3)	11/7/2013	3/7/2014	—	—	—	8,127	—	—	239,990
	Stock Options (4)	11/7/2013	3/7/2014	—	—	—	—	44,444	29.53	599,994
	Restricted Stock Units (5)	11/7/2013	3/7/2014	—	—	—	13,546	—	—	400,013
	Annual Incentive Plan (6)	—	—	65,000	130,000	260,000	—	—	—	—
Christian U. Scherp	Stock Options (2)	11/7/2013	3/7/2014	—	—	—	—	16,000	29.53	180,000
	Restricted Stock Units (3)	11/7/2013	3/7/2014	—	—	—	4,064	—	—	120,010
	Stock Options (4)	11/7/2013	3/7/2014	—	—	—	—	44,444	29.53	599,994
	Restricted Stock Units (5)	11/7/2013	3/7/2014	—	—	—	13,546	—	—	400,013
	Annual Incentive Plan (6)	—	—	95,000	190,000	380,000	—	—	—	—
Daniel J. Giesecke	Stock Options (2)	11/7/2013	3/7/2014	—	—	—	—	16,000	29.53	180,000
	Restricted Stock Units (3)	11/7/2013	3/7/2014	—	—	—	4,064	—	—	120,010
	Stock Options (4)	11/7/2013	3/7/2014	—	—	—	—	44,444	29.53	599,994
	Restricted Stock Units (5)	11/7/2013	3/7/2014	—	—	—	13,546	—	—	400,013
	Annual Incentive Plan (6)	—	—	60,000	120,000	240,000	—	—	—	—

(1)	The 2014 annual long-term incentive grants and the Founders’ grants were approved by Dover on November 7, 2013 in anticipation of the spin-off. These awards were granted by Knowles on March 7, 2014, five days after the spin-off.

(2)	This stock option grant was made as part of the annual long-term incentive grant process, and has a grant date fair value of $11.25 per stock option. These stock options become exercisable at a rate of 33% a year on the following dates: March 9, 2015; March 7, 2016; and March 7, 2017.

(3)	This RSU grant was made as part of the annual long-term incentive grant process. These RSUs become exercisable at a rate of 33% a year on the following dates: March 9, 2015; March 7, 2016; and March 7, 2017.

(4)	This one-time Founders’ stock option grant has a grant date fair value of $13.50 per stock option. This stock option grant is exercisable in increments of 50% on each of the following dates: March 7, 2017 and March 7, 2018.

(5)	This one-time Founders’ RSU grant vests in increments of 50% on each of the following dates: March 7, 2017 and March 7, 2018.

(6)	The amounts shown in this row reflect the potential payouts for 2014 performance under the Knowles Annual Incentive Plan. The threshold, target and maximum amounts assume, respectively, 50%, 100% and 200% satisfaction of the participant’s performance goals for 2014. The bonus amount paid in February 2015 is disclosed in the 2014 Summary Compensation Table in the column “Non-Equity Incentive Compensation” for 2014 for each NEO.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table provides information as of December 31, 2014 regarding outstanding stock option awards and unvested stock awards held by each of the NEOs, including stock option and RSU awards granted by Dover prior to 2014 which were converted into Knowles equity awards in connection with the spin-off.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unvested (1)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Jeffrey S. Niew	56,050	—		14.28	2/11/2020	—		—
	36,093	—		22.17	2/10/2021	—		—
	—	82,710	(3)	21.77	2/9/2022	—		—
	—	75,254	(4)	23.92	2/14/2023	—		—
	—	—		—	—	6,891	(5)	162,283
	—	—		—	—	6,269	(6)	147,635
	—	133,333	(7)	29.53	3/5/2021	—		—
	—	177,778	(8)	29.53	3/5/2021	—		—
	—	—		—	—	33,864	(9)	797,497
	—	—		—	—	54,182	(10)	1,275,986
John S. Anderson	—	33,086	(3)	21.77	2/9/2022	—		—
	—	30,099	(4)	23.92	2/14/2023	—		—
	—	—		—	—	2,757	(5)	64,927
	—	—		—	—	2,508	(6)	59,063
	—	37,333	(7)	29.53	3/5/2021	—		—
	—	33,333	(8)	29.53	3/5/2021	—		—
	—	—		—	—	9,482	(9)	223,301
	—	—		—	—	10,159	(10)	239,244
Michael A. Adell	14,438	—		22.17	2/10/2021	—		—
	—	22,057	(3)	21.77	2/9/2022	—		—
	—	20,068	(4)	23.92	2/14/2023	—		—
	—	32,000	(7)	29.53	3/5/2021	—		—
	—	44,444	(8)	29.53	3/5/2021	—		—
	—	—		—	—	8,127	(9)	191,391
	—	—		—	—	13,546	(10)	319,008
Christian U. Scherp	—	20,068	(4)	23.92	2/14/2023	—		—
	—	16,000	(7)	29.53	3/5/2021	—		—
	—	44,444	(8)	29.53	3/5/2021	—		—
	—	—		—	—	4,064	(9)	95,707
	—	—		—	—	13,546	(10)	319,008

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unvested (1)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Daniel J. Giesecke	7,219	—		22.17	2/10/2021	—		—
	—	16,541	(3)	21.77	2/9/2022	—		—
	—	15,051	(4)	23.92	2/14/2023	—		—
	—	—		—	—	1,252	(6)	29,485
	—	16,000	(7)	29.53	3/5/2021	—		—
	—	44,444	(8)	29.53	3/5/2021	—		—
	—	—		—	—	4,064	(9)	95,707
	—	—		—	—	13,546	(10)	319,008

(1)	Grants prior to March 7, 2014 were granted under the Dover equity compensation plans and were converted into Knowles stock-settled stock appreciation rights at the time of the spin-off.

(2)	Based on a December 31, 2014 closing Knowles stock price of $23.55 per share.

(3)	These SSARs became exercisable on February 9, 2015.

(4)	These SSARs are scheduled to become exercisable on February 15, 2016.

(5)	The mid-cycle Dover performance shares converted to Knowles RSUs, based on target performance, at the time of the spin-off. These RSUs vested on February 9, 2015.

(6)	These Dover performance shares converted to Knowles RSUs, based on target performance, at the time of the spin-off. These RSUs are scheduled to vest on February 15, 2016.

(7)	This stock option grant was made as part of the annual long-term incentive grant process on March 7, 2014. These stock options become exercisable at a rate of 33% a year on the following dates: March 9, 2015; March 7, 2016; and March 7, 2017.

(8)	This one-time Founders’ stock option was made on March 7, 2014, and is exercisable in increments of 50% on each of the following dates: March 7, 2017 and March 7, 2018.

(9)	This RSU grant was made as part of the annual long-term incentive grant process on March 7, 2014. These RSUs become exercisable at a rate of 33% a year on the following dates: March 9, 2015; March 7, 2016; and March 7, 2017.

(10)	This one-time Founders’ RSU grant vests in increments of 50% on each of the following dates: March 7, 2017 and March 7, 2018.

Option Exercises and Stock Vested in 2014 (1)

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey S. Niew	—	—	—	—
John S. Anderson	—	—	—	—
Michael A. Adell	—	—	—	—
Christian U. Scherp	—	—	—	—
Daniel J. Giesecke	—	—	—	—

(1)	None of the NEOs acquired any Knowles stock upon the exercise of stock options or stock appreciation rights or the vesting of stock awards in 2014.

Pension Benefits Through 2014

Name	Plan Name	Number of Years Credited Service (#)(1)	Normal Retirement Age (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jeffrey S. Niew	Knowles PRP	8.3	65	417,800	Not offered
John S. Anderson	Knowles PRP	4.3	65	23,100	Not offered
Michael A. Adell	Knowles PRP	8.3	65	0	Not offered
Christian U. Scherp (2)	Knowles PRP	N/A	N/A	N/A	Not offered
Daniel J. Giesecke	Knowles PRP	8.3	65	0	Not offered

(1)	Years of service are only credited through the December 31, 2013 plan freeze.

(2)	Not Eligible for the Knowles PRP.

Knowles Pension Replacement Plan

When Knowles was spun-off it retained the Knowles Pension Replacement Plan (“Knowles PRP”), which is a frozen non-qualified pension plan for tax purposes.

Benefits accrued under the Knowles PRP reflect service while these NEOs were covered under the Dover Corporation Pension Replacement Plan prior to the spin-off of Knowles. Benefits were determined by multiplying the participant’s years of actual service as of December 31, 2013 (subject to a maximum of 30 years) by a percentage of the participant’s final average compensation as defined under the plan, reduced by the amount of company-provided benefits under any other retirement plans, including the Dover pension plan, as well as the company-paid portion of Social Security benefits.

As of January 1, 2014, all of Knowles’ NEOs who participate in the PRP became fully vested in their benefits (in connection with the spin-off of Knowles from Dover) and are eligible to begin receiving benefits upon termination of employment. Knowles PRP benefits may be forfeited for “cause” (defined as conviction of a felony which places Knowles at legal or other risk, or is expected to cause substantial harm to the business of a Knowles company or its relationships with employees, distributors, customers or suppliers).

Normal retirement age for the Knowles PRP is age 65. Knowles employees who were participants on or before March 1, 2010 will be entitled to receive the portion of their benefits that accrued through December 31, 2009 without any reduction due to early retirement if they retire after they reach age 62 and complete 10 years of service.

Knowles does not anticipate establishing a new pension replacement plan nor covering additional employees in this plan.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below describe the payments to which each of the NEOs would be entitled in the event of termination of such executive’s employment or a change-in-control as of December 31, 2014. Knowles’ Severance Plan creates a consistent and transparent policy for determining separation benefits for all similarly situated executives, and formalizes Knowles’ executive severance practices. Knowles CIC Severance Plan likewise establishes a consistent policy regarding double-trigger change-in-control severance payments, and is based on market practices. All of Knowles’ NEOs are eligible to participate in both the Severance Plan and the CIC Severance Plan as of December 31, 2014.

The Severance Plan provides that if a covered executive’s employment is terminated without cause (as defined in the Severance Plan), the executive will be entitled to certain severance benefits. The 2014 Incentive Plan and Knowles’ other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination. For a termination other than for cause, the NEOs would generally be entitled to the following benefits:

(a)	Twelve months of salary continuation

(b)	Twelve months of company-provided healthcare benefit continuation

(c)	A prorated annual incentive bonus for time worked during the year

(d)	Under the Knowles PRP, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the termination

(e)	Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

In the event of death, disability or retirement, the NEO would also be entitled to the following:

(f)	Stock options or SSARs unvested at the date of termination would become vested and exercisable

(g)	Restricted stock or RSUs unvested at the date of termination would become vested (in the event of death or disability), or would continue to vest according to their original schedule (in the event of retirement).

The table below shows the aggregate amount of potential payments and other benefits that each of Knowles’ NEOs would have been entitled to receive if his employment had terminated under the specified circumstances, other than as a result of a change-in-control, on December 31, 2014. The amounts shown assume that termination was effective as of December 31, 2014, include amounts earned through such time and are estimates of the amounts which could have been paid to the executives upon their termination. The actual amounts to be paid to an executive can only be determined at the time of each executive’s termination of employment.

	Voluntary Termination ($)		Involuntary Not for Cause Termination ($)		For Cause Termination ($) (1)		For Retirement, Death or Disability ($)

Jeffrey S. Niew
Cash severance	0		1,375,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		2,383,401	(3)
Vested Stock options/SSARs	569,392	(4)	569,392	(4)	0		569,392	(4)
Unvested stock options/SSARs	0		0		0		147,224	(5)
Retirement plan payments	284,465	(6)	284,465	(6)	0	(6)	284,465	(6)
Deferred comp plan	261,854	(7)	261,854	(7)	261,854	(7)	261,854	(7)
Health and welfare benefits	0		16,047	(8)	0		0
Total:	1,115,711		2,506,758		261,854		3,646,336

John S. Anderson
Cash severance	0		629,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		586,536	(3)
Vested Stock options/SSARs	0		0		0		0	(4)
Unvested stock options/SSARs	0		0		0		58,893	(5)
Retirement plan payments	18,063	(6)	18,063	(6)	0	(6)	18,063	(6)
Deferred comp plan	718,893	(7)	718,893	(7)	718,893	(7)	718,893	(7)
Health and welfare benefits	0		15,591	(8)	0		0
Total:	736,956		1,381,547		718,893		1,382,385

	Voluntary Termination ($)		Involuntary Not for Cause Termination ($)		For Cause Termination ($) (1)		For Retirement, Death or Disability ($)

Michael A. Adell
Cash severance	0		455,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		510,399	(3)
Vested Stock options/SSARs	19,924	(4)	19,924	(4)	0		19,924	(4)
Unvested stock options/SSARs	0		0		0		39,261	(5)
Retirement plan payments	0		0		0	(6)	0	(6)
Deferred comp plan	0		0		0		0	(7)
Health and welfare benefits	0		15,449	(8)	0		0
Total:	19,924		490,373		0		569,584

Christian U. Scherp
Cash severance	0		570,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		414,716	(3)
Vested Stock options/SSARs	0		0		0		0	(4)
Unvested stock options/SSARs	0		0		0		0	(5)
Retirement plan payments	0		0		0	(6)	0	(6)
Deferred comp plan	48,251	(7)	48,251	(7)	48,251	(7)	48,251	(7)
Health and welfare benefits	0		1,174	(8)	0		0
Total:	48,251		619,425		48,251		462,967

Daniel J. Giesecke
Cash severance	0		420,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		444,200	(3)
Vested Stock options/SSARs	9,962	(4)	9,962	(4)	0		9,962	(4)
Unvested stock options/SSARs	0		0		0		29,443	(5)
Retirement plan payments	0		0		0	(6)	0	(6)
Deferred comp plan	141,745	(7)	141,745	(7)	141,745	(7)	141,745	(7)
Health and welfare benefits	0		15,563	(8)	0		0
Total:	151,707		587,270		141,745		625,350

(1)	An executive whose employment is terminated by Knowles for cause will forfeit all outstanding cash and equity awards, whether or not vested or exercisable. The executive will receive a payment of amounts deferred and accrued in the deferred compensation plan but will forfeit benefits under the PRP in accordance with the PRP terms.

(2)	This amount represents 12 months’ salary continuation plus an amount equal to the pro rata portion of the target annual incentive payable for the year in which the termination occurs (reflects a full year’s target bonus for a termination December 31, 2014).

(3)	Restricted stock / RSUs would vest in the event of death or disability. In the event of retirement, the restricted stock or RSUs would continue to vest according to their original schedule. The amounts are based on the December 31, 2014 stock closing price of $23.55 per share.

(4)	The amounts reflect the intrinsic value of vested but unexercised options and SSARs as of December 31, 2014, based on the December 31, 2014 stock closing price of $23.55 per share.

(5)	Stock options / SSARs would vest and become exercisable in the event of retirement, death or disability. The amounts reflect the intrinsic (in-the-money) value of unvested stock options and SSARs as of December 31, 2014, based on the December 31, 2014 stock closing price of $23.55 per share.

(6)	Reflects benefits accrued under the Knowles PRP as of December 31, 2014. Benefits accrued under the PRP are forfeited in the event of a termination for cause, as defined in the Knowles PRP.

(7)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the Knowles deferred compensation plan as of December 31, 2014; no increase in such benefits would result from the termination event.

(8)	Under the severance plan, an executive is entitled to a monthly amount equal to the then cost of COBRA health continuation coverage based on the level of health care coverage in effect on the termination date, if any, for the lesser of 12 months or the period that the executive receives COBRA benefits.

Potential Payments in Following a Change-in-Control

Under the CIC Severance Plan, the payment of severance benefits following a change-in-control is subject to a double-trigger — that is, such benefits are payable only upon certain specified termination events within an 18 month period following a change-in-control. However, rights of an executive under the 2014 Incentive Plan, the Knowles deferred compensation plan, the Knowles PRP and other benefit plans are governed by the terms of those plans and typically are affected by the change-in-control event itself, even if the executive continues to be employed by Knowles or a successor company following the change-in-control.

The CIC Severance Plan, the 2014 Incentive Plan and Knowles’ other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination. In the event of a change-in-control and without a termination, the NEOs would generally be entitled to the following benefits:

(a)	Under the Knowles PRP, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the change-in-control

(b)	Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

In the event of a qualified termination within 18 months of a change-in-control, the NEOs would generally be entitled to the following additional benefits:

(c)	A lump sum payment equal to 2.0 multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher

(d)	A lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year

(e)	All unvested stock options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement under the 2014 Incentive Plan

(f)	All unvested restricted stock or RSUs will immediately become vested in accordance with the terms of the appropriate restricted stock or RSU agreement under the 2014 Incentive Plan.

Under the CIC Severance Plan, no executive is entitled to any gross-ups for excise taxes. Instead, the CIC Severance Plan provides for a “best net” treatment of change-in-control payments and benefits, where any NEO who would be subject to an excise tax will receive the greater of a) the after-tax benefit, net of any excise taxes or b) the maximum benefit possible up to a payment cap at which no excise tax would be applied, with benefits in excess of the payment cap cut back so as to fall under the payment cap.

The following table shows the potential payments and other benefits that each of the NEOs would have been entitled to receive upon a change-in-control on December 31, 2014, both with and without a termination.

	Change-in Control Only (Single-Trigger) ($)		Involuntary Termination Following a Change-in-Control (Double-Trigger) ($)

Jeffrey S. Niew
Cash severance	0		2,750,000	(1)
Unvested restricted stock/RSUs	0		2,383,401	(2)
Vested Stock options/SSARs	569,392	(3)	569,392	(3)
Unvested stock options/SSARs	0		147,224	(4)
Retirement plan payments	284,465	(5)	284,465	(5)
Deferred comp plan	261,854	(6)	261,854	(6)
Health and welfare benefits	0		16,047	(7)
Total:	1,115,711		6,412,383

John S. Anderson
Cash severance	0		1,258,000	(1)
Unvested restricted stock/RSUs	0		586,536	(2)
Vested Stock options/SSARs	0		0
Unvested stock options/SSARs	0		58,893	(4)
Retirement plan payments	18,063	(5)	18,063	(5)
Deferred comp plan	718,893	(6)	718,893	(6)
Health and welfare benefits	0		15,591	(7)
Total:	736,956		2,655,976

Michael A. Adell
Cash severance	0		910,000	(1)
Unvested restricted stock/RSUs	0		510,399	(2)
Vested Stock options/SSARs	19,924	(3)	19,924	(3)
Unvested stock options/SSARs	0		39,261	(4)
Retirement plan payments	0		0
Deferred comp plan	0		0
Health and welfare benefits	0		15,449	(7)
Total:	19,924		1,495,033

Christian U. Scherp
Cash severance	0		1,140,000	(1)
Unvested restricted stock/RSUs	0		414,716	(2)
Vested Stock options/SSARs	0		0
Unvested stock options/SSARs	0		0
Retirement plan payments	0		0
Deferred comp plan	48,251	(6)	48,251	(6)
Health and welfare benefits	0		1,174	(7)
Total:	48,251		1,604,141

Daniel J. Giesecke
Cash severance	0		840,000	(1)
Unvested restricted stock/RSUs	0		444,200	(2)
Vested Stock options/SSARs	9,962	(3)	9,962	(3)
Unvested stock options/SSARs	0		29,443	(4)
Retirement plan payments	0		0
Deferred comp plan	141,745	(6)	141,745	(6)
Health and welfare benefits	0		15,563	(7)
Total:	151,707		1,480,913

(1)	Represents a lump sum payment equal to 2.0 multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher.

(2)	All unvested restricted stock or RSUs will immediately become vested in accordance with the terms of the appropriate restricted stock or RSU agreement under the 2014 Incentive Plan. The amounts are based on the December 31, 2014 stock closing price of $23.55 per share.

(3)	The amounts are based on the December 31, 2014 stock closing price of $23.55 per share.

(4)	All unvested stock options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement under the 2014 Incentive Plan. The amounts are based on the December 31, 2014 stock closing price of $23.55 per share.

(5)	Reflects benefits accrued under the Knowles PRP as of December 31, 2014. Benefits accrued under the PRP are forfeited in the event of a termination following a change-in-control as defined in the Knowles PRP.

(6)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the Knowles deferred compensation plan as of December 31, 2014; no increase in such benefits would result from the termination event.

(7)	Reflects a lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

In order for stockholder proposals to be included in our proxy statement for the 2016 Annual Meeting, we must receive them at our principal executive offices, 1151 Maplewood Drive, Itasca, Illinois 60143, by November 14, 2015, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2015 Annual Meeting of Stockholders. All other stockholder proposals, including nominations for directors, in order to be voted on at the 2016 Annual Meeting, must be received by us not earlier than January 6, 2016 and not later than February 5, 2016 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2015 Annual Meeting of Stockholders. In the event that the 2016 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2015 Annual Meeting of Stockholders, notice by a stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2016 Annual Meeting is mailed or such public disclosure of the date of the 2016 Annual Meeting is made, whichever first occurs.

Dated: March 13, 2015

By authority of the Board of Directors,

THOMAS G. JACKSON Secretary

Appendix A

KNOWLES CORPORATION

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

(Effective as of January 1, 2014)

1. Purpose. The purposes of the Knowles Corporation Executive Officer Annual Incentive Plan (the “Plan”) are to provide annual incentive compensation to designated executive officers of Knowles Corporation (the “Company”) based on the achievement of established performance targets, to encourage such executive officers to remain in the employ of the Company, to assist the Company in attracting and motivating new executive officers and to qualify the incentive payments awarded under the Plan (the “Awards”) as qualified “performance-based compensation” so that payments under the Plan shall be deductible in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Eligibility. The Compensation Committee of the Board of Directors of the Company (the “Committee”) shall each year determine the Executive Officers of the Company eligible to participate in the Plan (the “Participants”). For purposes hereof, “Executive Officers” shall mean the Chief Executive Officer and the Chief Operating Officer of the Company, each executive of the Company or an Affiliate who reports directly to the Chief Executive Officer or the Chief Operating Officer of the Company, and any other executive of the Company or an Affiliate as may be selected by the Committee or who is an “executive officer” of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934. As used herein, “Affiliate” shall mean each corporation that is a member of the Company’s affiliated group, within the meaning of Section 1504 of the Code (without regard to Section 1504(b) of the Code) other than any subsidiary of the Company that is itself a publicly held corporation as such term is defined in Section 162(m) of the Code and the Treasury regulations issued thereunder and any subsidiaries of such publicly held corporation subsidiary.

3. Performance Periods. Each performance period for purposes of the Plan shall have a duration of one calendar year, commencing January 1 and ending the next December 31 (“Performance Period”).

4. Administration. The Committee shall have the full power and authority to administer and interpret the Plan and to establish rules for its administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect. Unless otherwise specified by the Committee at the time of grant, all Awards are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (“Qualified Performance Awards”). The Committee retains the discretion to grant Awards that are not intended to qualify as Qualified Performance Awards, to determine the terms and conditions of such Awards and adjust or prorate such Awards. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive, and binding upon all parties.

5. Performance Targets. On or before the 90th day of each Performance Period, the Committee shall establish in writing one or more performance targets (“Performance Targets”) for the Performance Period. The Performance Targets shall in all instances be determined on the basis of the one or more of the following performance criteria, either individually, alternatively or in any combination, and applied either to the Company as a whole or to a subsidiary, division, affiliate, business segment or unit thereof: (a) earnings before interest, taxes, depreciation and amortization, (b) cash flow, (c) earnings per share, (d) operating earnings, (e) return on equity, (f) return on investment, return on shareholders’ equity, return on capital employed, return on invested cash, (g) total shareholder return or internal total shareholder return, (h) net earnings, (i) sales or revenue, (j) expense targets, (k) targets with respect to the value of common stock, (l) margins, (m) pre-tax or after-tax net income, (n) market penetration, (o) geographic goals, (p) business expansion goals, or (q) goals based on operational efficiency.

6. Incentive Payout Calculation. As soon as practicable after the end of each Performance Period, the Committee shall make a determination in writing with regard to the attainment of the Company’s Performance Targets specified pursuant to Section 5 for such Performance Period and shall calculate the possible payout of incentive awards for each Participant.

7. Reduction Of Calculated Payouts. The Committee shall have the power and authority to reduce or eliminate for any reason the payout calculated pursuant to Section 6 that would otherwise be payable to a Participant based on the established target Award and payout schedule, provided, however, that the exercise of discretion to reduce or eliminate the payout to one Participant may not result in an increase in the amount payable to another Participant.

8. Payouts. Qualified Performance Awards shall not be paid before the Committee certifies in writing that the Performance Targets specified pursuant to Section 5 have been satisfied. No portion of a Qualified Performance Award may be paid if the Performance Targets have not been satisfied. Notwithstanding the forgoing, the Committee may, in its sole and absolute discretion, permit the payment of Qualified Performance Awards with respect to a Performance Period in the case of death or disability of the Participant or a change in ownership or control of the Company (within the meaning of Section 280G of the Code) during such Performance Period without regard to actual achievement of the Performance Targets and whether or not payment of such Awards would be deductible under Section 162(m) of the Code but only if such payment would not cause Awards made under the Plan to fail to be qualified performance-based compensation under Section 162(m) of the Code and Treasury regulations issued thereunder. The Committee may, in its sole and absolute discretion, permit the payment of Awards which are not Qualified Performance Awards without regard to actual achievement of the Performance Targets. In no event shall the payout under the Plan to any Participant for any Performance Period exceed $5 million. Payment of the Award determined in accordance with the Plan for each Performance Period shall be made to a Participant in cash within two and one-half (2 1/2) months following the Performance Period.

9. Miscellaneous Provisions.

(a) The Board of Directors of the Company shall have the right to suspend or terminate the Plan at any time and may amend or modify the Plan with respect to future Performance Periods prior to the beginning of any Performance Period, provided that no such amendment or modification which is expected to materially increase benefits payable to Participants under the Plan who are “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”) shall be made unless such measures as the Committee deems necessary for the increased benefit to be deductible as qualified performance-based compensation pursuant to Section 162(m) of the Code have been taken.

(b) The Committee may adjust, upward or downward, to the extent permitted by Section 162(m), the Performance Targets to reflect (i) a change in accounting standards or principles, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring items which are separately identified and quantified in the Company’s audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established, and such adjustments are stated at the time that the performance goals are determined. The Committee may also adjust, upward or downward, as applicable, the Performance targets to reflect any other extraordinary item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such targets at the time the Performance Targets are determined, and such item or event occurs after the targets for the fiscal year are established.

(c) Nothing contained in the Plan or any agreement related hereto shall affect or be construed as affecting the terms of the employment of any Participant except as specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto shall impose or be construed as imposing any obligation on (i) the Company or any Affiliate to continue the employment of any Participant or (ii) any Participant to remain in the employ of the Company or any Affiliate. The Company reserves the right to make bonus or other incentive awards to Participants under other plans maintained by the Company or otherwise as determined by the Company in its sole discretion, which other plans or arrangements need not be intended to meet the requirements of Section 162(m) of the Code.

(d) No person shall have any claim to be granted an Award under the Plan and there is no obligation of uniformity of treatment of eligible employees under the Plan. Awards under the Plan may not be assigned or alienated.

(e) The Company or Affiliate, as applicable, shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

(f) If any provision of the Plan or an Award would cause the Awards granted to a Covered Employee not to be qualified “performance-based compensation” under Section 162(m) of the Code, that provision, insofar as it pertains to such Covered Employee, shall be severed from, and shall be deemed not to be a part of, the Plan or an Award, but the other provisions hereof shall remain in full force and effect.

(g) It is intended that the Awards granted under the Plan shall be exempt from, or in compliance with, Section 409A of the Code. In the event any of the Awards issued under the Plan are subject to Section 409A of the Code, it is intended that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to a Participant under Section 409A of the Code. The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of, or excise tax under, Section 409A of the Code provided that such action is consistent with the requirements of Section 162(m) of the Code. Neither the Company nor its current or former employees, officers, directors, representatives or agents shall have any liability to any current or former Participant with respect to any accelerated taxation, additional taxes, penalties, or interest for which any current or former Participant may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

(h) Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code and Treasury regulations, upon a termination of employment (other than as a result of death) of a person determined by the Board of Directors of the Company (or a committee of the Board of Directors as such body shall delegate) to be a “specified employee” (within the meaning of Section 409A of the Code), distributions determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be delayed until six months after such termination of employment if such termination constitutes a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Treasury regulations issued thereunder) and such distribution shall be made at the beginning of the seventh month following the date of the specified employee’s termination of employment.

10. Adoption. The Plan was adopted by the Board of Directors of the Company on February 6, 2014 effective as of January, 1 2014 and approved by the Board of Directors of Dover Corporation on November 7, 2013.

Appendix B

KNOWLES CORPORATION

2014 EQUITY AND CASH INCENTIVE PLAN

(Effective as of February 28, 2014)

A. PURPOSE AND SCOPE OF THE PLAN

1. Purposes. The 2014 Equity and Cash Incentive Plan is intended to promote the long-term success of Knowles Corporation by providing salaried officers and other key employees of Knowles Corporation and its Affiliates, on whom major responsibility for the present and future success of Knowles Corporation rests, with long-range and medium-range inducement to remain with the organization and to encourage them to increase their efforts to make Knowles Corporation successful. The Plan is also intended to attract and retain individuals of outstanding ability to serve as non-employee directors of Knowles Corporation by providing them the opportunity to acquire a proprietary interest, or to increase their proprietary interest, in Knowles Corporation. In addition, in accordance with Article V of the Employee Matters Agreement, dated as of February 28, 2014, by and between Dover Corporation and Knowles Corporation (the “Employee Matters Agreement”), the Plan permits the issuance of Awards to employees of Knowles Corporation and its Affiliates in substitution for outstanding awards made to such employees under the Predecessor Plans that covered shares of the common stock of Dover Corporation immediately prior to the spin-off of Knowles Corporation by Dover Corporation.

2. Definitions.

“Affiliate” shall mean any Subsidiary or any corporation, trade or business (including without limitation, a partnership or limited liability company) that is directly or indirectly controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and any other entity in which the Corporation or any of its Affiliates has a material equity interest and that is designated as an Affiliate by the Committee.

“Award” shall mean any award under this Plan of any Option, SSAR, Cash Performance Award, Restricted Stock, Restricted Stock Unit, Performance Shares, Deferred Stock Unit, or Directors’ Shares. With respect to Replacement Awards, the term also includes any memorandum or summary of terms that may be specified by the Committee, together with any award agreement under any Predecessor Plan that may be referred to therein.

“Award Agreement” shall mean, with respect to each Award, a written or electronic agreement or communication between the Corporation and a Participant setting forth the terms and conditions of the Award. An Award Agreement may be required, as a condition of its effectiveness, to be executed by the Participant, including by electronic signature or other electronic indication of acceptance.

“Board” shall mean the Board of Directors of the Corporation as in office from time to time.

“Cash Performance Award” shall mean an Award of the right to receive cash at the end of a Performance Period subject to the achievement, or the level of performance, of one or more Performance Targets within such Performance Period, as provided in Paragraph 20.

“Cause” shall mean a Participant (a) engages in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of his or her duties and results in material detriment to the Corporation or an Affiliate; (b) breaches his or her fiduciary duties to the Corporation or an Affiliate; (c) willfully fails to carry out the lawful and ethical directions of the person(s) to whom he or she reports, which failure is not promptly corrected after notification; (d) engages in conduct that is demonstrably and materially injurious to the Corporation or an Affiliate, or that materially harms the reputation, good will, or business of the Corporation or an Affiliate; (e) engages in conduct that is reported in the general or trade press or otherwise achieves general notoriety and that is scandalous, immoral or illegal and materially harms the reputation, good will, or business of the Corporation or an Affiliate; (f) is convicted of, or enters a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; (g) is found liable in any Securities and Exchange Commission or other civil or criminal securities law action, or any cease and desist order applicable to him or her is entered (regardless of whether or not the Participant admits or denies liability); (h) uses, without authorization, confidential or proprietary information of the Corporation or an Affiliate or information which the Corporation or Affiliate is obligated not to use or disclose, or discloses such information without authorization and such disclosure results in material detriment to the Corporation or an Affiliate; (i) breaches any written or electronic agreement with the Corporation or an Affiliate not to disclose any information pertaining to the Corporation or an Affiliate or their customers, suppliers and businesses and such breach results in material detriment to the Corporation or an Affiliate; (j) materially breaches any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Corporation or an Affiliate; or (k) breaches any of the Corporation’s or an Affiliate’s policies applicable to him or her, whether currently in effect or adopted after the Effective Date of the Plan, and such breach, in the Committee’s judgment, could result in material detriment to the Corporation or an Affiliate.

“CEO” shall mean the Chief Executive Officer of the Corporation.

“Change of Control” shall mean Change of Control as defined in Paragraph 37.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be deemed to include a reference to any successor provisions thereto and the Treasury regulations and any guidance promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the members of the Board that meet the qualifications below for membership on the Committee shall exercise all of the powers of the Committee granted herein, and, in any event, such members of the Board may in their discretion exercise any or all of such powers. All members of the Committee administering the Plan shall comply in all respects with any qualifications required by law, including specifically being a “non-employee director” for purposes of the rules promulgated under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code, and satisfying any other independence requirement under applicable exchange rules, law or regulations.

“Common Stock” shall mean the common stock of the Corporation, par value $0.010000 per share.

“Corporation” shall mean Knowles Corporation, a Delaware corporation, or any successor corporation.

“Covered Executive” shall mean any individual who is, or could be, a “covered employee” of the Corporation for purposes of Section 162(m) of the Code, as determined by the Committee.

“Deferred Stock Unit” shall mean a bookkeeping entry representing a right granted to a Non-Employee Director pursuant to Paragraph 35 of the Plan to receive a deferred payment of Directors’ Shares to be issued and delivered at the end of the deferral period elected by the Non-Employee Director.

“Directors’ Shares” shall mean the shares of Common Stock issuable to each eligible Non-Employee Director as provided in Paragraph 34.

“Disability” or “Disabled” shall mean the permanent and total Disability of the Participant within the meaning of Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code, except as otherwise determined by the Committee from time to time or as provided in an Award Agreement. The determination of a Participant’s Disability shall be made by the Committee in its sole discretion.

“Dividend Equivalents” shall mean a credit to a bookkeeping account established in the name of a Participant, made at the discretion of the Committee or as otherwise provided by the Plan, representing the right of a Participant to receive an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

Dividend Equivalents (i) may only be awarded in connection with an Award other than an Option, SSAR or Cash Performance Award, (ii) shall be accumulated and become payable only if, and to the extent, the Award vests, and (iii) shall be paid at or after the vesting date of the Award.

“Effective Date” shall mean the Effective Date of the Plan as specified in Paragraph 55.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to any share of Common Stock as of any date of reference, shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a share of Common Stock on such day (or, if such day is not a trading day, on the next trading day) on the principal United States exchange on which the Common Stock then regularly trades, the average of the closing bid and asked prices for a share of Common Stock on such exchange on the date of reference, or the average of the high and low sales price of a share of Common Stock on such exchange on the date of reference. In the case of an Award subject to Section 409A of the Code, “Fair Market Value” shall be determined in accordance with Section 409A of the Code.

“ISO” shall mean any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

“Normal Retirement” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, the Participant has attained age sixty two (62) and completed five (5) years of service with the Corporation and its Affiliates or with Dover Corporation and its Affiliates, and (ii) the Participant complies with the non-competition restrictions in Paragraph 43. In the event that the stock or assets of a business unit of the Corporation or an Affiliate that employs a Participant is sold, a Participant who has attained age 62 and completed five (5) years of service with the Corporation and its Affiliates or with Dover Corporation and its Affiliates and remains employed by such business unit in good standing through the date of such sale, shall be treated as having terminated employment with the Corporation and its Affiliates in a Normal Retirement on the date of such sale, provided that the Participant complies with the non-compete restrictions in Paragraph 43.

“Non-Employee Director” shall mean a member of the Board who is not an employee of the Corporation or an Affiliate.

“Non-Qualified Stock Option” shall mean any Option that is not an ISO.

“Option” shall mean a right granted to a Participant to purchase Common Stock pursuant to Paragraph 6. An Option may be either an ISO or a Non-Qualified Stock Option.

“Participant” shall mean any employee of the Corporation or an Affiliate who is a salaried officer or other key employee, including salaried officers who are also members of the Board, and a Non-Employee Director.

“Performance Criteria” shall mean the business criteria listed on Exhibit A hereto on which Performance Targets shall be established.

“Performance Period” shall mean the period established by the Committee for measuring whether and to what extent any Performance Targets established in connection with an Award have been met. With respect to a Cash Performance Award and a Performance Share Award, a Performance Period shall be not less than three (3) full fiscal years of the Corporation, including the year in which an Award is made and may be shorter in the case of other Awards but not less than one full fiscal year.

“Performance Targets” shall mean the performance targets established by the Committee in connection with any Award based on one or more of the Performance Criteria that must be met in order for payment to be made with respect to such Award.

“Performance Share” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 24 of the Plan to receive shares of Common Stock to be issued and delivered at the end of a Performance Period, subject to the achievement, or the level of performance, of one or more Performance Targets within such period.

“Plan” shall mean the Knowles Corporation 2014 Equity and Cash Incentive Plan, as set forth herein, and as amended from time to time.

“Predecessor Plans” shall mean the Dover Corporation 2012 Equity and Cash Incentive Plan and the Dover Corporation 2005 Equity and Cash Incentive Plan.

“Replacement Awards” shall mean Awards to employees of the Corporation or any Affiliate that are issued under the Plan in accordance with the terms of Article V of the Employee Matters Agreement in substitution of an Option, SSAR, Restricted Stock, Restricted Stock Unit, or Performance Share that was granted by Dover Corporation to such employees under a Predecessor Plan prior to the spin-off of the Corporation by Dover Corporation.

“Restricted Period” shall mean the period of time during which the Restricted Stock or Restricted Stock Units are subject to Restrictions pursuant to Paragraph 14.

“Restricted Stock” shall mean shares of Common Stock that are subject to an Award to a Participant under Paragraph 13 and may be subject to certain Restrictions or risks of forfeiture specified in the Award.

“Restricted Stock Unit” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 13 of the Plan to receive shares of Common Stock to be issued and delivered at the end of a specified period subject to any Restrictions or risks of forfeiture specified in the Award.

“Restrictions” shall mean the restrictions to which Restricted Stock or Restricted Stock Units are subject under the provisions of Paragraph 14, including any Performance Targets established by the Committee.

“Section 16 Person” shall mean those officers, directors, or other persons subject to Section 16 of the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“SSAR” shall mean the right granted to a Participant under Paragraph 6 to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of surrender of the Award, with payment to be made solely in shares of Common Stock as specified in the Award Agreement or as determined by the Committee.

“Subsidiary” shall mean any present or future corporation that is or would be a “subsidiary corporation” with respect to the Corporation as defined in Section 424 of the Code.

3. Dover Replacement Awards. The Corporation is authorized to issue Replacement Awards to Participants in the Predecessor Plans in connection with the adjustment and replacement by the Corporation of certain Options, SSARs, Restricted Stock, Restricted Stock Units, or Performance Shares previously granted by Dover Corporation under the Predecessor Plans. Notwithstanding any other provision of the Plan to the contrary, the number of shares of Common Stock subject to a Replacement Award and the other terms and conditions of each Replacement Award, including the Option exercise or SSAR base price, shall be determined in accordance with the terms of Article V of the Employee Matters Agreement.

4. Administration.

(a) Administration by Committee. The Plan shall be administered and interpreted by the Committee.

(b) Powers. The Committee will have sole and complete authority and discretion to administer all aspects of the Plan, including but not limited to: (i) selecting the Participants to whom Awards may be granted under the Plan and the time or times at which such Awards shall be made; (ii) granting Awards; (iii) determining the type and number of shares of Common Stock to which an Award may relate and the amount of cash to be subject to Cash Performance Awards; (iv) determining the terms and conditions pursuant to which Awards will be made (which need not be identical), including, without limitation, the exercise or base price of an Option or SSAR Award, Performance Targets, Performance Periods, forfeiture restrictions, exercisability conditions, and all other matters to be determined in connection with an Award; (v) determining whether and to what extent Performance Targets or other objectives or conditions applicable to Awards have been met; (vi) prescribing the form of Award Agreements, which need not be identical; (vii) determining whether and under what circumstances and in what form an Award may be settled; (viii) determining whether an Award is intended to satisfy Section 162(m) of the Code; and (ix) making all other decisions and determinations as may be required or appropriate under the terms of the Plan or an Award Agreement as the Committee may deem necessary or advisable for the administration of the Plan.

(c) Authority. The Committee shall have the discretionary authority to adopt, alter, repeal and interpret and construe such administrative rules, guidelines and practices governing this Plan, Awards and the Award Agreements, to make Replacement Awards, and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan and any Award Agreements relating thereto; to resolve any doubtful or disputed terms; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purposes and intent of this Plan. The Committee may adopt sub-plans or supplements to, or alternative versions of, the Plan, Awards, or Award Agreements, or alternative forms of payment or settlement, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles, foreign exchange rules, or customs of, foreign jurisdictions whose citizens or residents may be granted Awards. The Committee may impose any limitations and restrictions that it deems necessary to comply with the laws of such foreign jurisdictions and modify the terms and conditions of any Award granted to Participants outside the United States.

(d) Effect of Actions. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Corporation, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Corporation and all employees and Participants and their respective heirs, executors, administrators, successors and assigns and any persons claiming rights under this Plan or an Award. A Participant or other person claiming rights under this Plan may contest a decision or action by the Committee with respect to an Award or such other person only on the ground that such decision or action was arbitrary, capricious, or unlawful, and any review of such decision or action by the Board or otherwise shall be limited to determining whether the Committee’s decision or action was arbitrary, capricious or unlawful.

(e) Legal Counsel. The Corporation, the Board or the Committee may consult with legal counsel, who may be counsel for the Corporation or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

(f) Delegation to CEO and President. The Committee may delegate all or a portion of its authority, power and functions (other than the power to grant awards to Section 16 Persons or Covered Executives) to the CEO to the extent permitted under Delaware corporate law. To the extent and within the guidelines established by the Committee, the CEO shall have the authority to exercise all of the authority and powers granted to the Committee under this Paragraph 4, including the authority to grant Awards, without the further approval of the Committee. The CEO may delegate all or a portion of the authority delegated to him or her hereunder to the President of the Corporation to the extent permitted under Delaware law.

(g) Indemnification. The Committee, its members, the CEO, and any employee of the Corporation or an Affiliate to whom authority or administrative responsibilities has been delegated shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Corporation or Affiliate or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Corporation (or if applicable, of an Affiliate), each officer and Committee member or former officer or member of the Committee shall be indemnified and held harmless by the Corporation (or if applicable, an Affiliate) against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and shall be advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such Committee member’s, officer’s, or former member’s or former officer’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or Committee members or former officers, directors or Committee members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Corporation or any Affiliate.

5.	Shares.

(a) Shares Available for Grant. An aggregate maximum of 12,000,000 shares of Common Stock will be reserved for issuance upon exercise of Options to purchase Common Stock granted under the Plan, the exercise of SSARs granted under the Plan, and for Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Directors’ Shares, and Deferred Stock Units. This maximum share reserve is subject to appropriate adjustment resulting from future stock splits, stock dividends, recapitalizations, reorganizations, and other similar changes to be computed in the same manner as that provided for in Paragraph 5(b) below. The number of shares of Common Stock available for issuance under the Plan shall be reduced (i) by one share for each share of Common Stock issued pursuant to Options or SSARs, and (ii) by three (3) shares for each share of Common Stock issued pursuant to

Restricted Stock, Restricted Stock Unit, Performance Share, Directors’ Shares, and Deferred Stock Unit Awards. If any Option or SSAR granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any Award of Restricted Stock, Restricted Stock Unit, Performance Shares, Directors’ Shares, or Deferred Stock Unit is forfeited or canceled for any reason, the number of shares underlying such unexercised Option or SSAR and the number of forfeited or canceled shares under such other Awards will again be available under the Plan in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Paragraph 5(a). However, the total original number of shares subject to any Option, SSAR, Award of Restricted Stock, Restricted Stock Unit, Performance Shares, Directors’ Shares, or Deferred Stock Unit granted under the Plan that is exercised, vests or held until payout shall continue to be counted against the aggregate maximum number of shares reserved for issuance under the Plan in an amount corresponding to the reduction in such share reserve as set forth above, even if such grant is settled in whole or in part other than by the delivery of Common Stock to a Participant (including, without limitation, any net share exercise, tender of shares to the Corporation to pay the exercise price, attestation to the ownership of shares owned by the Participant, or withholding of any shares to satisfy tax withholding obligations). The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Corporation.

(b) Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. In the event of any change in the Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Corporation, if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate adjustments shall be made by the Committee in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Paragraph 6(e), the Award limits set forth in Paragraph 5(c), the number of shares subject to any outstanding Awards, and in the exercise or base price per share under any outstanding Option or SSAR. The adjustments to be made pursuant to this Paragraph 5(b) shall meet the requirements of Section 409A of the Code and the regulations thereunder.

(c) Section 162(m) Award Limitation. The maximum number of shares of Common Stock subject to any Award intended to comply with Section 162(m) of the Code that may be granted under this Plan during any fiscal year of the Corporation to any Participant shall be 2,000,000 Options or SSARs, 500,000 shares of Restricted Stock, and 500,000 Restricted Stock Units. No employee shall be granted any Performance Share Award intended to comply with Section 162(m) of the Code that could result in the Participant receiving more than 500,000 shares of Common Stock for any Performance Period. No employee shall be granted a Cash Performance Award intended to comply with Section 162(m) of the Code that could result in a Participant receiving a payment of more than $10,000,000 for any Performance Period. The share limits in this Paragraph 5(c) shall be subject to adjustment pursuant to Paragraph 5(b).

B. OPTION AND SSAR GRANTS

6. Stock Options and SSARs. Options to purchase shares of Common Stock may be granted under the terms of the Plan and shall be designated as either Non-Qualified Stock Options or ISOs. SSARs may also be granted under the terms of the Plan. SSARs shall be granted separately from Options and the exercise of an SSAR shall not be linked in any way to the exercise of an Option and shall not affect any Option Award then outstanding. Option grants and SSARs shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations:

(a) Exercise Price. The price at which shares of Common Stock may be purchased upon exercise of an Option shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market Value of a share of the Common Stock as of the date the Option is granted; provided that this sentence shall not apply to Replacement Awards.

(b) Base Price. The base price of an SSAR shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market Value of a share of the Common Stock as of the date the SSAR is granted; provided that this sentence shall not apply to Replacement Awards.

(c) Term. The term of each Option or SSAR will be for such period as the Committee shall determine as set forth in the Option or SSAR Award Agreement, but in no event shall the term of an Option or SSAR be greater than ten (10) years from the date of grant.

(d) Rights of Participant. A recipient of an Option or SSAR Award shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of such shares. Except as specifically set forth in Paragraph 5(b) above, no adjustment shall be made for dividends or other distributions of cash or other property on or with respect to shares of Common Stock covered by Options or SSARs paid or payable to Participants of record prior to such issuance.

(e) ISO Limits. The aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which a Participant is granted ISOs (including ISOs granted under the Predecessor Plan) which first become exercisable during any given calendar year shall not exceed $100,000. In no event shall more than 1,000,000 shares of Common Stock be available for issuance pursuant to the exercise of ISOs granted under the Plan.

7. Exercise. An Option or SSAR Award granted under the Plan shall be exercisable during the term of the Option or SSAR subject to such terms and conditions as the Committee shall determine and are specified in the Award Agreement, not inconsistent with the terms of the Plan. Except as otherwise provided herein, no Option or SSAR may be exercised prior to the third anniversary of the date of grant. The Committee may adopt alternative vesting and exercise rules to comply with the provisions of foreign laws and for other reasons as it may determine in its discretion. In addition, the Committee may condition the exercise of an Option or SSAR upon the attainment by the Corporation or any Affiliate, business unit or division or by the Participant of any Performance Targets set by the Committee.

(a) Option. To exercise an Option, the Participant must give notice to the Corporation of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in Paragraph 8, pursuant to such electronic or other procedures as may be specified by the Corporation or its plan administrator from time to time. The date when the Corporation has actually received both such notice and payment shall be deemed the date of exercise of the Option with respect to the shares being purchased and the shares shall be issued as soon as practicable thereafter.

(b) SSAR. To exercise a SSAR, the SSAR Participant must give notice to the Corporation of the number of SSARs being exercised as provided in the SSAR Award Agreement pursuant to such electronic or other procedures as may be specified by the Corporation or its plan administrator from time to time. No payment shall be required to exercise an SSAR. The date of actual receipt by the Corporation of such notice shall be deemed to be the date of exercise of the SSAR and the shares issued in settlement of such exercise therefor shall be issued as soon as practicable thereafter. Upon the exercise of an SSAR, the SSAR Participant shall be entitled to receive from the Corporation for each

SSAR being exercised that number of whole shares of Common Stock having a Fair Market Value on the date of exercise of the SSAR equal in value to the excess of (A) the Fair Market Value of a share of Common Stock on the exercise date over (B) the sum of (i) the base price of the SSAR being exercised, plus (ii) unless the Participant elects to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise. Fractional shares of Common Stock shall be disregarded upon exercise of an SSAR unless otherwise determined by the Committee. The Committee may provide for SSARs to be settled in cash to the extent the Committee determines to be advisable or appropriate under foreign laws or customs.

(c) Automatic Exercise/Surrender. The Corporation may, in its discretion, provide in an Option or SSAR Award or adopt procedures that an Option or SSAR outstanding on the last business day of the term of such Option or SSAR (“Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the Participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the grant price of such Option may be made pursuant to such procedures as may be approved by the Corporation from time to time and the Corporation shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Paragraph 39. For purposes of this Paragraph 7(c), the term “Specified Minimum Value” means that the Fair Market Value per share of Common Stock exceeds the grant price of a share subject to an expiring Option or SSAR by at least $0.50 cents per share or such other amount as the Corporation shall determine from time to time. The Corporation may elect to discontinue the automatic exercise of Options and SSARs pursuant to this Paragraph 7(c) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option or SSAR pursuant to this Paragraph 7(c) shall apply only to an Option or SSAR Award that has been timely accepted by a Participant under procedures specified by the Corporation from time to time.

8. Payment of Exercise Price. Payment of the Option exercise price must be made in full pursuant to any of the following procedures or such other electronic or other procedures as may be specified by the Committee or its plan administrator from time to time: (i) in cash, by check or cash equivalent, (ii) by delivery to the Corporation of unencumbered shares of Common Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by attestation to the Corporation by the Participant of ownership of shares of Common Stock having a Fair Market Value not less than the exercise price accompanied by a request and authorization to the Corporation to deliver to the Participant upon exercise only the number of whole shares by which the number of shares covered by the Option being exercised exceeds the number of shares stated in such attestation; (iv) by delivery to the Corporation by a broker of cash equal to the exercise price of the Option upon an undertaking by the Participant to cause the Corporation to deliver to the broker some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”), (v) by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the Participant shall deliver to the Corporation a cash or other payment to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; (vi) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vii) by any combination of the foregoing. The Committee may at any time or from time to time grant Options which permit only some of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict the use of one or more forms of consideration. Any shares transferred to the Corporation will be added to the Corporation’s treasury shares or canceled and become authorized and unissued shares of Common Stock but such shares shall not increase the shares reserved for issuance under the Plan in Paragraph 5(a) above. The number of shares of Common Stock covered by, and available for exercise under, a Participant’s Options shall be reduced by (A) shares covered by an attestation used for netting in accordance with clause (iii) above; (B) shares used to pay the exercise price pursuant to a “net exercise” in accordance with clause (v) above; (C) shares delivered to the Participant as a result of any exercise, and (D) shares withheld to satisfy tax withholding obligations.

9. Transfers. The Options and SSARs granted under the Plan may not be sold, transferred, hypothecated, pledged, or otherwise disposed of by any Participant except by will or by the laws of descent and distribution, or as otherwise provided herein. The Option or SSARs of any person to acquire stock and all rights thereunder shall terminate immediately if the Participant attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Option or SSAR or any rights thereunder to any other person except as permitted herein. Notwithstanding the foregoing, a Participant may transfer any Non-Qualified Stock Option (but not ISOs or SSARs) granted under this Plan to members of the Participant’s immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing such Option expressly so provides and the Participant does not receive any consideration for the transfer; provided that any such transferred Option shall continue to be subject to the same terms and conditions that were applicable to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferred by the transferee during the transferee’s lifetime).

10. Effect of Death, Disability or Retirement. If a Participant dies or becomes Disabled while employed by the Corporation, all Options or SSARs held by such Participant shall become immediately exercisable and the Participant or such Participant’s estate or the legatees or distributees of such Participant’s estate or of the Options or SSARs, as the case may be, shall have the right, on or before the earlier of the respective expiration date of an Option and SSAR or sixty (60) months following the date of such death or Disability, to exercise any or all Options or SSARs held by such Participant as of such date of death or Disability. If a Participant’s employment terminates as the result of a Normal Retirement, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR and sixty (60) months following the date of such Normal Retirement, to purchase or acquire shares under any Options or SSARs which at the date of his or her Normal Retirement are, or within sixty (60) months following the date of Normal Retirement become, exercisable.

11. Voluntary or Involuntary Termination. If a Participant’s employment with the Corporation is voluntarily or involuntarily terminated for any reason, other than for reasons or in circumstances specified in Paragraph 10 above or for Cause, the Participant shall have the right at any time on or before the earlier of the expiration date of the Option or SSAR or three (3) months following the effective date of such termination of employment, to exercise, and acquire shares under, any Options or SSARs which at such termination are exercisable.

12. Termination for Cause. If a Participant’s employment with the Corporation is terminated for Cause, the Option or SSAR shall be canceled and the Participant shall have no further rights to exercise any such Option or SSAR and all of such Participant’s rights thereunder shall terminate as of the effective date of such termination of employment.

C. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

13. Grant. Subject to the provisions and as part of the Plan, the Committee shall have the discretion and authority to make Restricted Stock Awards and Restricted Stock Unit Awards to Participants at such times, and in such amounts, as the Committee may determine in its discretion. Subject to the provisions of the Plan, grants of Restricted Stock and Restricted Stock Units shall contain such terms and conditions as the Committee may determine at the time of Award.

14. Restrictions; Restricted Period. At the time of each grant, the Committee may adopt such time based vesting schedules, not less than one (1) year and not longer than five (5) years from the date of the Award, and such other forfeiture conditions and Restrictions, as it may deem appropriate with respect to Awards of Restricted Stock and Restricted Stock Units, to apply during a Restricted Period as may be specified by the Committee. The Committee may in its discretion condition the vesting of Restricted Stock Awards and Restricted Stock Units upon the attainment of Performance Targets established by the Committee. No more than 5% of the aggregate number of the shares reserved for issuance under the Plan (as adjusted pursuant to Paragraph 5(b)) may be awarded as Restricted Stock Awards or Restricted Stock Unit Awards having a vesting period more rapid than annual pro rata vesting over a period of three (3) years.

15. Issuance of Shares.

(a) Restricted Stock. Shares in respect of Restricted Stock Awards shall be registered in the name of the Participant and, in the discretion of the Committee, held either in book entry form or in certificate form and deposited with the Secretary of the Corporation. A Participant shall be required to have delivered a stock power endorsed by the Participant in blank relating to the Restricted Stock covered by an Award. Upon lapse of the applicable Restrictions, as determined by the Committee, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Award. To the extent that the shares of Restricted Stock are forfeited, such shares automatically shall be transferred back to the Corporation. The Corporation will stamp any stock certificates delivered to the Participant with an appropriate legend or notations if the shares are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

(b) Restricted Stock Units. Restricted Stock Units shall be credited as a bookkeeping entry in the name of the Participant to an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of Restricted Stock Units on the date of an Award. Shares of Common Stock shall be issuable to the Participant only upon the lapse of such Restrictions as determined by the Committee. Upon such lapse and determination, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Unit Award. To the extent that a Restricted Stock Unit Award is forfeited, no shares of Common Stock shall be issued to a Participant.

16. Dividend Equivalents and Voting Rights. Dividend Equivalents shall not be paid on a Restricted Stock Award or Restricted Stock Unit Award during the Restricted Period. In the discretion of the Committee, Dividend Equivalents may be credited to a bookkeeping account for a Participant for distribution to Participant on or after a Restricted Stock Award or Restricted Stock Unit Award vests (such Dividend Equivalents shall be payable upon fixed dates or events in accordance with the requirements of Section 409A of the Code). An employee who receives an award of Restricted Stock shall not be entitled, during the Restricted Period, to exercise voting rights with respect to such Restricted Stock.

17. Nontransferability. Shares of Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process, except as otherwise provided in the applicable Award Agreement. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Stock or Restricted Stock Units contrary to the provisions of the Award Agreement or the Plan, the Restricted Stock or Restricted Stock Unit and any related Dividend Equivalents shall immediately be forfeited to the Corporation.

18. Termination of Employment. In the case of a Participant’s Disability, death, or special circumstances as determined by the Committee, any purely temporal restrictions remaining with respect to Restricted Stock or Restricted Stock Unit Awards as of the date of such Disability, death or such special circumstances, shall lapse and, if any Performance Targets are applicable, the Restricted Stock or Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the prescribed time for determining attainment of Performance Targets has passed and the appropriate determination of attainment of Performance Targets has been made. If the Participant’s employment with the Corporation is terminated as a result of Normal Retirement, subject to compliance with the non-competition provisions of Paragraph 43 below in the case of Normal Retirement, then the Restricted Stock and Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until such time as the remaining temporal restrictions lapse and, if any Performance Targets are applicable, the prescribed time for determining attainment of Performance Targets has passed and the appropriate determination of attainment of Performance Targets has been made. If a Participant’s employment with the Corporation voluntarily or involuntarily terminates for any other reason during the Restricted Period, the Restricted Stock and Restricted Stock Unit Awards shall be forfeited on the date of such termination of employment. Except as provided in Paragraphs 31-32, payment of Restricted Stock and Restricted Stock Units that are subject to Performance Targets shall be subject to satisfaction of applicable Performance Targets and certification by the Committee of the attainment of such targets and the amount of the payment.

19. Cancellation. The Committee may at any time, with due consideration to the effect on the Participant of Section 409A of the Code, require the cancellation of any Award of Restricted Stock or Restricted Stock Units in consideration of a cash payment or alternative Award under the Plan equal to the Fair Market Value of the canceled Award of Restricted Stock or Restricted Stock Units.

D. CASH PERFORMANCE AWARDS

20. Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant the opportunity to earn a Cash Performance Award payment, conditional upon the satisfaction of objective pre-established Performance Targets with respect to Performance Criteria as set forth in Paragraphs 29-32 below during a specified Performance Period. The Performance Period shall be not less than three (3) fiscal years of the Corporation, including the year in which the Cash Performance Award is made. The Corporation shall make a payment in respect of any Cash Performance Award only if the Committee shall have certified that the applicable Performance Targets have been satisfied for a Performance Period except as provided in Paragraphs 31-32. The aggregate maximum cash payout for any business unit within the Corporation or an Affiliate or the Corporation as a whole shall not exceed a fixed percentage of the value created at the relevant business unit during the Performance Period, determined using such criteria as may be specified by the Committee, such percentages and dollar amounts to be determined by the Committee annually when Performance Targets and Performance Criteria are established. Cash Performance Awards shall be paid within two and one-half months following the year in which the relevant Performance Period ends. Cash Performance Awards may not be transferred by a Participant except by will or the laws of descent and distribution.

21. Effect of Death or Disability. If a Participant dies or becomes Disabled while employed by the Corporation, then, the Participant (or the Participant’s estate or the legatees or distributees of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date following the end of the Performance Period, the cash payment that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Except as provided in Paragraphs 31-32, such payment shall be subject to satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets.

22. Effect of Normal Retirement. If, before the date of payment, the Participant’s employment terminates pursuant to a Normal Retirement, the Participant shall be entitled to receive on the regular payment date for the Cash Performance Award the same amount of cash that the Participant would have earned had such Participant been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 31-32, and subject to compliance with Paragraph 43 of the Plan.

23. Effect of Other Terminations of Employment.

(a) General Termination. If a Participant’s employment with the Corporation is terminated for any other reason, whether voluntary, involuntary, or for Cause other than a termination described in Paragraphs 21-22 above or in Paragraph 23(b) below, then his or her outstanding Cash Performance Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b) Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final Cash Performance Award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the cash payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment.

E. PERFORMANCE SHARE AWARDS

24. Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant a Performance Share Award conditional upon the satisfaction of objective pre-established Performance Targets with respect to Performance Criteria as set forth in Paragraphs 29-32 below during a Performance Period of not less than three (3) fiscal years of the Corporation, including the year in which the conditional award is made. Any such grant may set a specific number of Performance Shares that may be earned, or a range of Performance Shares that may be earned, depending on the degree of achievement of Performance Targets pre-established by the Committee. Performance Share Awards shall be paid within two and one-half months following the year in which the relevant Performance Period ends. Except as provided in Paragraphs 31-32, the Corporation shall issue Common Stock in payment of Performance Share Awards only if the Committee shall have certified that the applicable Performance Targets have been satisfied at the end of a Performance Period. Prior to the issuance of shares of Common Stock at the end of a Performance Period, a Performance Share Award shall be credited as a bookkeeping entry in the name of the Participant in an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of a Performance Share Award on the date of an Award. A Participant shall not be the legal or beneficial owner of shares subject to a Performance Share Award and shall not have any voting rights or rights to distributions with respect to such shares prior to the issuance of shares at the end of the Performance Period, provided that the Committee may specify that the Participant is entitled to receive Dividend Equivalents. A Participant may not transfer a Performance Share Award except by will or the laws of descent and distribution. The Committee may, in its discretion, credit a Participant with Dividend Equivalents with respect to a Performance Share Award.

25. Effect of Death or Disability. If a Participant in the Plan holding a Performance Share Award dies or becomes Disabled while employed by the Corporation, then the Participant (or the Participant’s estate or the legatees or distributes of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date at the end of the Performance Period, that number of shares of Common Stock that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Except as provided in Paragraphs 31-32, such payment shall be subject to satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of payment.

26. Effect of Normal Retirement. If, before the date of payment of a Performance Share Award, the Participant’s employment terminates due to a Normal Retirement, the Participant shall be entitled to receive on the payment date for the Performance Period the same number of shares that the Participant would have earned had such Participant then been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 31-32, and subject to compliance with Paragraph 43 of the Plan.

27. Effect of Other Terminations of Employment.

(a) General Termination. If a Participant’s employment with the Corporation is terminated for any reason, whether voluntary, involuntary, or for Cause, other than those terminations described in Paragraphs 25-26 above or in Paragraph 27(b) below, then his or her outstanding Performance Share Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b) Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such performance targets and the amount of the payment to the extent required by Paragraphs 31-32.

F. PERFORMANCE CRITERIA

28. Section 162(m) Awards. The Committee may, but is not required to, designate Awards to Covered Executives as subject to the requirements of Code Section 162(m), in which case the provisions of such Awards shall be intended to conform with all provisions of Code Section 162(m) to the extent necessary to allow the Corporation to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.” The Committee retains the sole discretion to grant Awards to Covered Executives and other Participants that do not so qualify and to determine the terms and conditions of such Awards, including any performance-based vesting conditions, that shall apply to such Awards.

29. Establishment of Performance Targets. The Committee may, in its sole discretion, grant an Award under the Plan conditional upon the satisfaction of objective pre-established Performance Targets based on specified Performance Criteria during a Performance Period. The Performance Period for Cash Performance Awards and Performance Shares shall be not less than three (3) full fiscal years of the Corporation, including the year in which an Award is made and may be shorter in the case of other

Awards but not less than one full fiscal year. Any Performance Targets established by the Committee shall include one or more objective formulas or standards for determining the level or levels of achievement of the Performance Targets that must be achieved in order for payment to be made with respect to an Award (and any related Dividend Equivalents), and the amount of the Award (and any Dividend Equivalents) payable to a Participant if the Performance Targets are satisfied in whole or in part or exceeded. The Performance Targets may be fixed by the Committee for the Corporation as a whole or for a subsidiary, division, Affiliate, business segment, or business unit, depending on the Committee’s judgment as to what is appropriate, and shall be set by the Committee not later than the earlier of the 90th day after the commencement of the period of services to which the Performance Period relates or by the time 25% of such period of services has elapsed, in either case, provided that the outcome of the Performance Targets is substantially uncertain at the time the Performance Targets are established. The Performance Targets with respect to a Performance Period need not be the same for all Participants. Performance measures and Performance Targets may differ from Participant to Participant and from Award to Award.

30. Performance Criteria. Performance Targets shall be based on at least one or more of the Performance Criteria listed on Exhibit A hereto that the Committee deems appropriate, as they apply to the Corporation as a whole or to a subsidiary, a division, Affiliate, business segment, or business unit thereof. The Committee may adjust, upward or downward, to the extent permitted by Section 162(m), the Performance Targets to reflect (i) a change in accounting standards or principles, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring items which are separately identified and quantified in the Corporation’s audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established, and such adjustments are stated at the time that the Performance Targets are determined. The Committee may also adjust, upward or downward, as applicable, the Performance Targets to reflect any other extraordinary item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such targets at the time the Performance Targets are determined, and such item or event occurs after the goals for the fiscal year are established.

31. Approval and Certification. Promptly after the close of a Performance Period, the Committee shall certify in writing the extent to which the Performance Targets have been met and shall determine on that basis the amount payable to Participant in respect of an Award. The Committee shall have the discretion to approve proportional or adjusted Awards under the Plan to address situations where a Participant who is a Covered Executive joined the Corporation or an Affiliate, or transferred or is promoted within the Corporation or an Affiliate, during a Performance Period, but only to the extent that such discretion would not cause an Award intended to qualify as “qualified performance based compensation” to fail to so qualify. The Committee may, in its sole discretion, elect to make a payment under an Award to a Disabled Participant or to the Participant’s estate (or to legatees or distributees, as the case may be, of the Participant’s estate) in the case of death or upon a Change in Control, without regard to actual attainment of the Performance Targets (or the Committee’s certification thereof), but only to the extent that such discretion would not cause another Award intended to qualify as “qualified performance based compensation” to fail to so qualify.

32. Committee Discretion.

(a) Negative Discretion. The Committee shall have the discretion to decrease the amount payable under any Award made under the Plan upon attainment of a Performance Target. The Committee shall also have the discretion to decrease or increase the amount payable upon attainment of the Performance Target to take into account the effect on an Award of any unusual, non-recurring circumstance, extraordinary items, change in accounting methods, or other factors to the extent provided in Exhibit A hereto, but only to the extent that such discretion would not cause an Award intended to qualify as “qualified performance based compensation” to fail to so qualify.

(b) Certification. Except as provided in Paragraph 32(a), (i) the Committee shall make a payment in respect of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m) only if the Committee shall have certified in writing that the applicable performance targets have been satisfied, and (ii) the Committee shall not increase the amount payable to a Covered Executive under any Award intended to meet the requirements of Section 162(m) of the Code. The exercise of discretion by the Committee to decrease any Award payable to a Participant shall not result in an increase in the amount payable to a Covered Executive under any Award intended to meet the requirements of Section 162(m) of the Code.

(c) Awards to Non-Covered Executives. In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the positive adjustment of the formula applicable to an Award granted to a Participant who is not a Covered Executive or an Award to a Covered Executive that is not intended to qualify as “qualified performance based compensation” to reflect such Participant’s individual performance in his or her position with the Corporation or an Affiliate or such other factors as the Committee may determine.

G. NON-EMPLOYEE DIRECTORS

33. Non-Employee Director Compensation. The Board shall determine from time to time the amount and form of compensation to be paid to Non-Employee Directors for serving as a member of the Board. The percentage of Non-Employee Directors’ compensation to be paid in cash, Directors’ Shares, or in other forms of compensation shall be determined by the Board from time to time. The number of shares of Common Stock that may be granted to any Non-Employee Director each year shall not exceed 20,000 shares of Common Stock. In addition to the annual compensation of Non-Employee Directors, the Board may also authorize one-time grants of Directors’ Shares to Non-Employee Directors, or to an individual upon joining the Board, on such terms as it shall deem appropriate.

34. Directors’ Shares. Except as otherwise provided in Paragraph 35, each Director who is a Non-Employee Director on November 15 of each calendar year shall be issued on November 15 of that year (or the first trading day thereafter if November 15 is not a trading day on the principal exchange on which the Common Stock then regularly trades) that number of Directors’ Shares as shall have been determined by the Board for that year. The number of shares of Common Stock to be awarded to a Non-Employee Director shall be determined by dividing the dollar amount of annual compensation to be paid in shares by the Fair Market Value of the Common Stock on the date of grant. Any individual who serves as a Non-Employee Director during a calendar year but ceases to be a Director prior to November 15 of such year shall be issued a pro rata number of Directors’ Shares based on the number of full and partial months that the individual served as a Director for that year and the amount of compensation to be paid in Directors Shares as determined by the Board for that year, with such shares to be issued as of, and the number of such shares to be determined on the basis of the Fair Market Value of the Common Stock on, the date he or she ceases to be a Director (or if such date is not a trading date, the next such trading day on the principal exchange on which the Common Stock then regularly trades); provided that the Board may determine that any Non-Employee Director removed for cause (as determined by the Board) at any time during any calendar year shall forfeit the right to receive Directors’ Shares for that year.

35. Deferred Stock Units. A Non-Employee Director may elect to defer receipt of his or her Directors’ Shares in accordance with such procedures as may from time to time be prescribed by the Committee. A deferral election shall be valid only if it is delivered prior to the first day of the calendar year in which the services giving rise to the Directors’ Shares are to be performed (or such other date as the Committee may determine for the year in which an individual first becomes a Non-Employee Director). A Participant’s deferral election shall become irrevocable as of the last date the deferral could be delivered or such earlier date as may be established by the Committee. A Non-Employee Director may revoke or change a deferral election at any time prior to the date the election becomes irrevocable, subject to such restrictions as the Committee may establish from time to time. Any such revocation or change shall be in a form and manner determined by the Committee. A Non-Employee Director’s deferral election shall remain in effect and will apply to Directors’ Shares in subsequent years unless and until the Director timely revokes the deferral election in accordance with such procedures as the Committee shall determine. The Committee may adopt procedures for the extension of any deferral period. If a valid deferral election is filed by a Non-Employee Director, Deferred Stock Units shall be credited as a bookkeeping entry in the name of the Non-Employee Director to an account maintained by the Corporation on the basis of one Deferred Stock Unit for each Directors’ Share deferred. No shares of Common Stock shall be issued to the Non-Employee Director in respect of Deferred Stock Units at the time such shares would be issued absent such deferral. Shares of Common Stock shall be issuable to the Non-Employee Director in a lump sum upon the termination of services as a Non-Employee Director (but only if such termination constitutes a separation from service within the meaning of Code Section 409A, if applicable) or, if earlier, a specified date elected by the Non-Employee Director at the time of the deferral election. Dividend Equivalents shall be credited on Deferred Stock Units and distributed at the same time that shares of Common Stock are delivered to a Non-Employee Director in settlement of the Deferred Stock Units.

36. Delivery of Shares. Shares of Common Stock shall be issued to a Non-Employee Director at the time Directors’ Shares are paid or Deferred Stock Units are settled by a issuing a stock certificate, or making an appropriate entry in the Corporation’s shareholder records, in the name of the Non-Employee Director, evidencing such share payment. Each stock certificate will bear an appropriate legend with respect to any restrictions on transferability, if applicable. A Non-Employee Director shall not have any rights of a stockholder with respect to Directors’ Shares or Deferred Stock Units until such shares of Common Stock are issued and then only from the date of issuance of such shares. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of issuance of the shares. No fractional shares shall be issued as Directors’ Shares. The Committee may round the number of shares of Common Stock to be delivered to the nearest whole share.

H. CHANGE IN CONTROL

37. Change in Control. Each Participant who is an employee of the Corporation or an Affiliate, upon acceptance of an Award under the Plan, and as a condition to such Award, shall be deemed to have agreed that, in the event any “Person” (as defined below) begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps seeking to effect a “Change in Control” of the Corporation (as defined below), such Participant will not voluntarily terminate his or her employment with the Corporation or with an Affiliate of the Corporation, as the case may be, and, unless terminated by the Corporation or such Affiliate, will continue to render services to the Corporation or such Affiliate until such Person has abandoned, terminated or succeeded in such efforts to effect a Change in Control.

(a) In the event a Change in Control occurs and, within eighteen (18) months following the date of the Change in Control, (i) a Participant experiences an involuntary termination of employment (other than for Cause, death or Disability) such that he or she is no longer in the employ of the Corporation or an Affiliate, or (ii) an event or condition that constitutes “Good Reason” occurs and the Participant subsequently resigns for Good Reason within the time limits set forth in Paragraph 37(h)(iv) below pursuant to a resignation that meets the requirements set forth in Paragraph 37(h)(iv) below:

(i) all Options and SSARs to purchase or acquire shares of Common Stock of the Corporation shall immediately vest on the date of such termination of employment and become exercisable in accordance with the terms of the appropriate Option or SSAR Award Agreement;

(ii) all outstanding Restrictions, including any Performance Targets, with respect to any Restricted Stock or Restricted Stock Unit Award or any other Award shall immediately vest or expire on the date of such termination of employment and be deemed to have been satisfied or earned “at target” as if the Performance Targets (if any) have been achieved, and such Award shall become immediately due and payable on the date of such termination of employment; and

(iii) all Cash Performance Awards and Performance Share Awards outstanding shall be deemed to have been earned at “target” as if the Performance Targets have been achieved, and such Awards shall immediately vest and become immediately due and payable on the date of such termination of employment.

(b) In the event a Change in Control occurs and a Participant’s outstanding Awards are (i) impaired in value or rights, as determined solely in the discretionary judgment of the “Continuing Directors” (as defined below), (ii) not assumed by a successor corporation or an affiliate thereof or, (iii) not replaced with an award or grant that, solely in the discretionary judgment of the Continuing Directors, preserves the existing value of the outstanding Awards at the time of the Change of Control:

(i) all Options and SSARs to purchase or acquire shares of Common Stock of the Corporation shall immediately vest on the date of such Change in Control and become exercisable in accordance with the terms of the appropriate Option or SSAR Award Agreement;

(ii) all outstanding Restrictions, including any Performance Targets, with respect to any Options, SSARs, Restricted Stock or Restricted Stock Unit Awards shall immediately vest or expire on the date of such Change in Control and be deemed to have been satisfied or earned “at target” as if the Performance Targets (if any) have been achieved, and such Award shall become immediately due and payable on the date of such Change in Control;

(iii) Cash Performance Awards and Performance Share Awards outstanding shall immediately vest and become immediately due and payable on the date of such Change in Control as follows:

(A) the Performance Period of all Cash Performance Awards and Performance Share Awards outstanding shall terminate on the last day of the month prior to the month in which the Change in Control occurs;

(B) the Participant shall be entitled to a cash or stock payment the amount of which shall be determined in accordance with the terms and conditions of the Plan and the appropriate Cash Performance Award Agreement and Performance Share Award Agreement, which amount shall be multiplied by a fraction, the numerator of which is the number of months in the Performance Period that has passed prior to the Change in Control (as determined in accordance with clause (iii)(A) above) and the denominator of which is the total number of months in the original Performance Period; and

(C) the Continuing Directors shall promptly determine whether the Participant is entitled to any Cash Performance Award or Performance Share Award, and any such Award payable shall be paid to the Participant promptly but in no event more than five (5) days after a Change in Control;

(c) The Continuing Directors shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any Award or participation under the Plan in connection with a Change in Control, and their decisions shall be binding and conclusive upon all interested parties; and

(d) Other than as set forth above, the terms and conditions of all Awards shall remain unchanged.

(e) Notwithstanding the provisions of this Paragraph 37, the Committee may, in its discretion, take such other action with respect to Awards in connection with a Change in Control as it shall determine to be appropriate.

(f) If a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation occurs (as defined in Section 409A of the Code), Deferred Stock Units shall be settled on the date of such Change in Control by the delivery of shares of Common Stock.

(g) A “Change in Control” shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms are defined below):

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of the spin-off of the Corporation by Dover Corporation, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office at the time of such approval or recommendation who either were directors on the date of the spin-off of the Corporation by Dover Corporation or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) any such merger or consolidation after the consummation of which the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or

(iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such transaction or series of transactions.

(v) Notwithstanding the foregoing, with respect to an Award that is determined to be deferred compensation subject to the requirements of Section 409A of the Code, the Corporation will not make a payment upon the happening of a Change in Control unless the Corporation is deemed to have undergone a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation (as such terms are defined in Section 409A of the Code).

(h) For purposes of this Paragraph 37, the following terms shall have the meanings indicated:

(i) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities that are properly filed on a Form 13-F.

(iii) “Continuing Directors” shall have the meaning ascribed to it in Article Fourteenth of the Corporation’s Certificate of Incorporation.

(iv) “Good Reason” shall mean “Good Reason” due to any one or more of the following events that occur following a Change in Control, unless the Participant has consented to such action in writing: (a) a material diminution of the responsibilities, position and/or title of the Participant compared with the responsibilities, position and title, respectively, of the Participant prior to the Change in Control; (b) a relocation of the Participant’s principal business location to an area outside a 25 mile radius of its location preceding the Change in Control and that requires that the Participant commute an additional distance of at least 20 miles more than such Participant was required to commute immediately prior to the Change in Control; or (c) a material reduction in the Participant’s base salary or bonus opportunities; provided, however, that (i) Good Reason shall not be deemed to exist unless written notice of termination on account thereof is given by the Participant to the Corporation no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Corporation shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Corporation does so, such event or condition shall not constitute Good Reason hereunder. The Participant’s right to resign from employment for a Good Reason event or condition shall be waived if the Participant fails to resign within sixty (60) days following the last day of the Corporation’s cure period. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliates) have entered into an employment agreement or other similar agreement that specifically defines “Good Reason,” then with respect to such Participant, “Good Reason” shall have the meaning defined in that employment agreement or other agreement.

(v) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

I. GENERAL PROVISIONS

38. Legal Compliance.

(a) Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3 and the Committee shall interpret and administer these guidelines in a manner consistent therewith. The Committee may establish and adopt electronic or other administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business hereunder. If an officer or Director (as defined in Rule 16a-1) is designated by the Committee to receive an Award, any such Award shall be deemed approved by the Committee and shall be deemed an exempt purchase under Rule 16b-3. Any provisions in this Plan or an Award Agreement inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of this Paragraph 38(a). Notwithstanding anything herein to the contrary, if the grant of any Award or the payment of a share of Common Stock with respect to an Award or any election with regard thereto results or would result in a violation of Section 16(b) of the Exchange Act, any such grant, payment or election shall be deemed to be amended to comply therewith, and to the extent such grant, payment or election cannot be amended to comply therewith, such grant, payment or election shall be immediately canceled and the Participant shall not have any rights thereto.

(b) Section 162(m). If it is the intent of the Corporation that any compensation income realized in connection with any grant or Award under the Plan constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Corporation does not intend to be subject to the deduction limitations of Section 162(m) of the Code. Accordingly, if any provision of the Plan or any such Award Agreement under the Plan does not comply with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, or to eliminate such deductibility limitation, and the Participant shall be deemed to have consented to such construction or amendment.

(c) Securities Laws. The grant of Awards and the issuance of shares of Common Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Corporation, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Stock, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.

(d) Registration. The Corporation will stamp stock certificates delivered to the shareholder with an appropriate legend if the shares of Common Stock are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

(e) Blackout Period. Options and SSARs may not be exercised during any period prohibited by the Corporation’s stock trading policies or applicable securities laws. A Participant may not sell any shares acquired under the Plan during any period prohibited by the Corporation’s stock trading policies. The Committee may, in its discretion, extend the term of an Award that would otherwise expire during a blackout period for the length of the blackout period plus ten (10) trading days after the expiration of the blackout period so that a Participant does not lose the benefit of the Award as the result of the restrictions on exercise or sales of Shares during the blackout period.

39. Withholding Taxes. The Corporation and its Affiliates shall make arrangements for the collection of any minimum Federal, State, foreign, or local taxes of any kind required to be withheld with respect to any transactions effected under the Plan. The obligations of the Corporation under the Plan shall be conditional on satisfaction of such withholding obligations. The Corporation shall have no obligation to deliver shares of Common Stock, to release shares of Common Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Corporation’s or its Affiliate’s tax withholding obligations have been satisfied by the Participant. The Corporation, to the extent permitted by law, shall have the right to deduct from any payment of any kind otherwise due to or with respect to a Participant through payroll withholding, cash payment or otherwise, including by means of a cashless exercise of an Option, the minimum amount of such taxes as may be determined by the Corporation to be required to be withheld by law. The Corporation may, in its discretion require that all or a portion of such shares be sold to satisfy the Corporation’s withholding obligations under the Plan. The Corporation shall have the right, but not the obligation, to deduct from the shares of Common Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Common Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the tax withholding obligations of the Corporation or any Affiliate.

40. Effect of Recapitalization or Reorganization. The obligations of the Corporation with respect to any grant or Award under the Plan shall be binding upon the Corporation, its successors or assigns, including any successor or resulting corporation either in liquidation or merger of the Corporation into another corporation owning all the outstanding voting stock of the Corporation or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting corporation acquires all or substantially all the assets of the Corporation and assumes all or substantially all its obligations, unless Awards are terminated in accordance with Paragraph 37.

41. Employment Rights and Obligations. Neither the making of any grant or Award under the Plan, nor the provisions related to a Change in Control of the Corporation or a Person seeking to effect a change in control of the Corporation, shall alter or otherwise affect the rights of the Corporation to change any and all the terms and conditions of employment of any Participant including, but not limited to, the right to terminate such Participant’s employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant any right with respect to continuance of employment by the Corporation or any Affiliate, nor shall they be a limitation in any way on the right of the Corporation or any Affiliate by which an employee is employed to terminate his or her employment at any time. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

42. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided with respect to Dividend Equivalents or as provided in the Plan or an Award Agreement.

43. Non-compete.

(a) Non-Competition. The enhanced benefits of any Normal Retirement or Early Retirement (the Early Retirement Provisions of this Paragraph 43 are applicable only to Replacement Awards as set forth in Exhibit B to the Plan) provided to a Participant, unless such benefits are waived in writing by the Participant, shall be subject to the provisions of this Paragraph 43. Any Participant who is the beneficiary of any such Normal Retirement or Early Retirement shall be deemed to have expressly agreed not to engage, directly or indirectly in any capacity, in any business in which the Corporation or any Affiliate at which such Participant was employed at any time in the three (3) years immediately prior to termination of employment was engaged, as the case may be, in the geographic area in which the Corporation or such Affiliate actively carried on business at the end of the Participant’s employment there, for the period with respect to which such Normal Retirement or Early Retirement affords the Participant enhanced benefits, which period shall be, (a) with respect to Options or SSARs, the additional period allowed the Participant for the vesting and exercise of Options or SSARs outstanding at termination of employment, (b) with respect to Restricted Stock or Restricted Stock Unit Awards, the period remaining after the Participant’s termination of employment until the end of the original Restricted Period for such Award, and (c) with respect to Cash Performance Awards and Performance Shares Awards granted under the Plan, the period until the payment date following the end of the last applicable Performance Period.

(b) Breach. In the event that a Participant shall fail to comply with the provisions of this Paragraph 43, the Normal Retirement or Early Retirement shall be automatically rescinded and the Participant shall forfeit the enhanced benefits referred to above and shall return to the Corporation the economic value theretofore realized by reason of such benefits as determined by the Committee. If the provisions of this Paragraph 43 or the corresponding provisions of an Award shall be unenforceable as to any Participant, the Committee may rescind the benefits of any such Early Retirement with respect to such Participant.

(c) Other Termination. The Committee may, in its discretion, adopt such other non-competition restrictions applicable to Awards as it deems appropriate from time to time.

(d) Revision. If any provision of this Paragraph 43 or the corresponding provisions of an Award is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the Participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Paragraph 43, or the corresponding provisions of an Award, shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.

44. Clawback. Awards shall be subject to such clawback requirements and policies as may be required by applicable laws or Knowles policies as in effect from time to time.

45. Amendment. Except as expressly provided in the next sentence and Paragraph 46, the Board may amend the Plan in any manner it deems necessary or appropriate (including any of the terms, conditions or definitions contained herein), or terminate the Plan at any time; provided, however, that any such termination will not affect the validity of any Awards previously made under the Plan. Without the approval of the Corporation’s shareholders, the Board cannot: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive any Awards; (b) extend beyond 120 months from the date of the grant the period within which an Option or SSAR may be exercised; (c) make any other amendment to the Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or rule of the principal exchange on which the Corporation’s shares are traded, or (d) change the class of persons eligible to receive ISOs.

46. No Repricing Without Shareholder Approval. Without the approval of the Corporation’s shareholders, the Board cannot approve either (i) the cancellation of outstanding Options or SSARs in exchange for cash or the grant in substitution therefor of new Awards having a lower exercise or base price or (ii) the amendment of outstanding Options or SSARs to reduce the exercise price or base price thereof, except as provided in Paragraph 37 with respect to a Change in Control. This limitation shall not be construed to apply to “issuing or assuming an Option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

47. Unfunded Plan. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.

48. Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

49. Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

50. Death/Disability. Subject to local laws and procedures, the Committee may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit. The Committee may also require any person seeking payment of benefits upon a Participant’s Disability to furnish proof of such Disability.

51. Successors and Assigns. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

52. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

53. Section 409A.

(a) General. To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the adverse consequences described in Section 409A(a)(1) of the Code (or any similar provision). To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and other interpretive guidance issued thereunder, including without limitation any other guidance that may be issued or amended after the date of grant of any Award hereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance issued from time to time), the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance. Where applicable, the requirement that Awards constituting deferred compensation under Section 409A that are payable upon termination of a Participant’s employment or services as a Director not be paid prior to the Participant’s “separation from service” within the meaning of Section 409A are incorporated herein.

(b) Specified Employees. In addition, and except as otherwise set forth in the applicable Award Agreement, if the Corporation determines that any Award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the Participant is a “specified employee” of the Corporation at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), then any payment or benefit resulting from such Award will be delayed until the first day of the seventh month following the Participant’s “separation from service” with the Corporation or its Affiliates within the meaning of Section 409A (or following the date of Participant’s death if earlier), with all payments or benefits due thereafter occurring in accordance with the original schedule.

(c) No Liability. Notwithstanding anything to the contrary contained herein, neither the Corporation nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

54. Governing Law. The Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

55. Effective Date and Termination Date of Plan. This Plan was adopted by the Board of Directors of Knowles Corporation on February 6, 2014 and approved by the Board of Directors of Dover Corporation on November 7, 2013 and became effective on February 28, 2014. The Plan will terminate on February 27, 2024. No Award shall be granted pursuant to this Plan on or after February 28, 2024, but Awards granted prior to such date may extend beyond that date.

Exhibit A to the Knowles 2014 Corporation Equity and Cash Incentive Plan

Performance Criteria

Any Performance Targets established for purposes of conditioning the grant of an Award based on performance or the vesting of performance-based Awards, and that are intended to comply with Section 162(m) of the Code, shall be based on one or more of the following Performance Criteria either individually, alternatively, or in any combination applied either to the Corporation, as a whole or to a subsidiary, a division, Affiliate, business segment, or any business unit thereof, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, or on an absolute basis or relative to previous year’s results or to a designated comparison group, in either case as specified by the Committee in the Award: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Corporation’s or an Affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Corporation or Affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Corporation’s Common Stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; and (xx) the growth in the value of an investment in the Corporation’s Common Stock assuming the reinvestment of dividends.

To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may provide that, in measuring achievement of Performance Targets, adjustments shall be made for the following:

(i)	to exclude restructuring and/or other nonrecurring charges;

(ii)	to exclude exchange rate effects, as applicable, for non-US. dollar denominated net sales and operating earnings;

(iii)	to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

(iv)	to exclude the effects of any statutory adjustments to corporate tax rates;

(v)	to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles or any acquisition or divestiture;

(vi)	to exclude any other unusual, non-recurring gain or loss or other extraordinary item;

(vii)	to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

(viii)	to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;

(ix)	to exclude the dilutive effects of acquisitions or joint ventures;

(x)	to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xi)	to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

(xii)	to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and

(xiii)	to reflect any partial or complete corporate liquidation.

Exhibit B to the Knowles 2014 Corporation Equity and Cash Incentive Plan

Early Retirement Provisions for Replacement Awards

The Replacement Awards issued under the Plan contain provisions with respect to Early Retirement, which Early Retirement provisions are not applicable to other Awards issued under the Plan. The following sets forth the special provisions of the Replacement Awards with respect to Early Retirement. The provisions of this Exhibit B shall not apply to Awards that are not Replacement Awards.

1.	Definitions.

“Early Retirement I” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least ten (10) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation; service with Dover Corporation and its Affiliates shall be credited for the period prior to the spin-off of Knowles Corporation to the extent provided by the Predecessor Plans), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least sixty five (65), (iii) the Participant satisfies the notice requirements set forth in the Plan, and (iv) the Participant complies with the non-competition restrictions in Paragraph 43 of the Plan. In order to be eligible for Early Retirement I or II, a Participant must give six (6) months advance notice of retirement and must continue to be employed by the Corporation (or any Affiliate provided such Affiliate continues to be owned by the Corporation throughout the notice period) and perform his or her duties throughout such notice period. Failure to satisfy the notice requirement will render the Participant ineligible for Early Retirement I and II notwithstanding the satisfaction by the Participant of all other applicable requirements. Knowles’s CEO shall have the authority to reduce or waive the notice requirement.

“Early Retirement II” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least fifteen (15) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation; service with Dover Corporation and its Affiliates shall be credited for the period prior to the spin-off of Knowles Corporation to the extent provided by the Predecessor Plans), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least seventy (70), (iii) the Participant satisfies the notice requirements set forth in the Plan, and (iv) the Participant complies with the non-competition restrictions in Paragraph 43 of the Plan. In order to be eligible for Early Retirement II, a Participant must provide advance notice of such Early Retirement, continue to provide services, and perform his or her duties throughout such notice period as set forth in the definition of Early Retirement I above. Knowles’s CEO shall have the authority to reduce or waive the notice requirement.

“Early Retirement III” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates due to the sale of stock or assets of the business unit by which the Participant is employed, (ii) the Participant is so employed in good standing by the business unit through the date of such sale, and (iii) the Participant complies with the non-competition restrictions in Paragraph 43 of the Plan.

2.	Options and SSARs.

If a Participant’s employment terminates as the result of Early Retirement I, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or twenty-four (24) months following the date of such Early Retirement I, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement I are, or within twenty-four (24) months following such termination become, exercisable. If a Participant’s employment terminates as the result of Early Retirement II, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or thirty-six (36) months following the date of such Early Retirement II, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement II are, or within thirty-six (36) months following such termination become, exercisable. If a Participant’s employment terminates as the result of Early Retirement III, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or twelve (12) months following the date of such Early Retirement III, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement III are, or within twelve (12) months following such termination become, exercisable. Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.

3.	Restricted Stock and Restricted Stock Units

If the Participant’s employment with the Corporation is terminated as a result of an Early Retirement, then, the Restricted Stock and Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until such time as the remaining temporal restrictions lapse and, if any Performance Targets are applicable, the prescribed time for determining attainment of Performance Targets has passed and the appropriate determination of attainment of Performance Targets has been made.

4.	Performance Shares

If the Participant’s employment terminates pursuant to Early Retirement I or Early Retirement II and on the date of such Early Retirement the Participant holds one or more outstanding Performance Share Awards, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant shall receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the Participant’s Early Retirement on which the Corporation pays Performance Share Awards for the Performance Period relating to any such outstanding Performance Share Award held by such Participant. Except as provided in Paragraphs 31-32 of the Plan, any such payment to the Participant shall be subject to the satisfaction of the applicable Performance Targets, and certification by the Committee of such satisfaction and determination by the Committee of the amount of payment, and may not exceed the number of shares that the Participant would have been entitled to receive had the Participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 25(b) and in Paragraph 27(b) of the Plan, if the Participant is the subject of Early Retirement I or II, all Performance Share Awards held by such Participant shall be canceled, and all of the Participant’s Awards thereunder shall terminate as of the effective date of such Early Retirement. If the Participant in the Plan is the subject of Early Retirement III, all Performance Share Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such Early Retirement III, except as provided in Paragraph 27(b) of the Plan. Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.

KNOWLES CORPORATION ATTN: THOMAS JACKSON 1151 MAPLEWOOD DR. ITASCA, IL 60143	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2015. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M84838-P59276	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNOWLES CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:
1. Election of Directors Class II Nominees to serve a three year term	☐	☐	☐

01) Robert W. Cremin 02) Didier Hirsch 03) Ronald Jankov

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:					For	Against	Abstain

2. Ratification of the appointment of PRICEWATERHOUSECOOPERS LLP as our independent registered public accounting firm for fiscal 2015.					☐	☐	☐

3. Nonbinding advisory vote on fiscal 2014 named executive officer compensation.					☐	☐	☐

4. Approval of performance measures under the Knowles Corporation Executive Officer Annual Incentive Plan.					☐	☐	☐

5. Approval of performance measures under the Knowles Corporation 2014 Equity and Cash Incentive Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

M84839-P59276

KNOWLES CORPORATION

Annual Meeting of Stockholders

May 5, 2015 1:00 PM CDT

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey S. Niew, Jean-Pierre M. Ergas and Donald Macleod and each of them (with full power of substitution), as proxies for the undersigned, revoking all proxies previously given, and hereby authorizes them to vote all shares of Common Stock of Knowles Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 1:00 p.m. CDT on May 5, 2015 at Sidley Austin, LLP, One South Dearborn, Chicago IL, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner specified on the reverse side. If this proxy is executed, but no instruction is given, this proxy will be voted “FOR” each of the director nominees and “FOR” proposals 2, 3, 4 and 5. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting and at any adjournment or postponement thereof.

Continued and to be signed on reverse side